EXECUTION COUNTERPART


                         CREDIT AGREEMENT


                     Dated as of March 31, 1998


                           By and Among



                       THE DIXIE GROUP, INC.

                                and

                     SUNTRUST BANK, ATLANTA
                     as Administrative Agent

                                and

                       NATIONSBANK, N.A.,
                     as Documentation Agent























                              TABLE OF CONTENTS



ARTICLE I - DEFINITIONS
     Section 1.01 Definitions
     Section 1.02 Accounting Terms
     Section 1.03 Other Definitional Terms
     Section 1.04 Exhibits and Schedules

ARTICLE II - AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS
     Section 2.01 Description of Revolving Credit Facilities
     Section 2.02 Revolving Loans
     Section 2.03 Swing Line Loans
     Section 2.04 Letter of Credit Subcommitment
     Section 2.05 Notice of Issuance of Letter of Credit;
                       Agreement to Issue
     Section 2.06 Payment of Amounts drawn under Letter of Credit
     Section 2.07 Payment by Lenders
     Section 2.08 Obligations Absolute
     Section 2.09 Indemnification; Nature of Administrative
                       Agent's Duties
     Section 2.10 Reductions of Revolving Loan Commitments
     Section 2.11 Mandatory Prepayments of Revolving Loans
     Section 2.12 Use of Proceeds
     Section 2.13 Masland Bonds

ARTICLE III - AMOUNT AND TERMS OF TERM LOANS
     Section 3.01 Term Loans
     Section 3.02 Notes; Repayment of Principal
     Section 3.03 Mandatory Prepayments
     Section 3.04 Use of Proceeds

ARTICLE IV - GENERAL PAYMENT PROVISIONS
     Section 4.01 Funding Notices
     Section 4.02 Disbursement of Funds
     Section 4.03 Interest
     Section 4.04 Interest Periods
     Section 4.05 Fees
     Section 4.06 Voluntary Prepayments of Borrowings
     Section 4.07 Payments, Etc.
     Section 4.08 Interest Rate Note Ascertainable, Etc.
     Section 4.09 Illegality
     Section 4.10 Increased Costs
     Section 4.11 Capital Adequacy
     Section 4.12 Funding Losses
     Section 4.13 Lending Offices
     Section 4.14 Assumptions Concerning Funding of Eurodollar
                       Advances
     Section 4.15 Apportionment of Payments
     Section 4.16 Sharing of Payments, Etc.
     Section 4.17 Interest Rate Arrangements

ARTICLE V - CONDITIONS TO BORROWINGS
     Section 5.01 Conditions Precedent to Initial Advances and
                       Letters of Credit
     Section 5.02 Conditions Precedent to Each Advance and
                       Letter of Credit

ARTICLE VI - REPRESENTATIONS AND WARRANTIES
     Section 6.01 Organizational Existence; Compliance with Law
     Section 6.02 Organizational Power; Authorization
     Section 6.03 Enforceable obligations
     Section 6.04 No Legal Bar
     Section 6.05 No Material Litigation
     Section 6.06 Investment Company Act, Etc.
     Section 6.07 Margin Regulations
     Section 6.08 Compliance With Environmental Laws
     Section 6.09 Insurance
     Section 6.10 No Default
     Section 6.11 No Burdensome Restrictions
     Section 6.12 Taxes
     Section 6.13 Subsidiaries
     Section 6.14 Financial Statements
     Section 6.15 ERISA
     Section 6.16 Patents, Trademarks, Licenses, Etc.
     Section 6.17 Ownership of Property
     Section 6.18 Debt
     Section 6.19 Financial Condition
     Section 6.20 Intercompany Advances
     Section 6.21 Labor Matters
     Section 6.22 Payment or Dividend Restrictions
     Section 6.23 Obligations Constitute Senior Debt
     Section 6.24 Disclosure

ARTICLE VII - AFFIRMATIVE COVENANTS
     Section 7.01 Organizational Existence, Etc.
     Section 7.02 Compliance with Laws, Etc.
     Section 7.03 Payment of Taxes and Claims, Etc.
     Section 7.04 Keeping of Books
     Section 7.05 Visitation, Inspection, Etc.
     Section 7.06 Insurance; Maintenance of Properties
     Section 7.07 Reporting Covenants
     Section 7.08 Compliance with Contractual Obligations
     Section 7.09 Additional Credit Parties

ARTICLE VIII - NEGATIVE COVENANTS
     Section 8.01 Liens, Etc.
     Section 8.02 Debt
     Section 8.03 Restrictions on Loans, Advances, Acquisitions,
                       Investments and Contingent Liabilities
     Section 8.04 Merger and Asset Dispositions
     Section 8.05 Issuance of Stock by Subsidiaries
     Section 8.06 Lease Obligations
     Section 8.07 Sale and LeaseBack
     Section 8.08 Sale or Discount of Receivables
     Section 8.09 Compliance with ERISA
     Section 8.10 Compliance with Affiliates, Directors, or
                       Controlling Shareholders
     Section 8.11 Financial Covenants
     Section 8.12 Dividends, Etc.
     Section 8.13 Actions Under Certain Documents
     Section 8.14 Limitation on Payment Restrictions Affecting
                       Consolidated Companies
     Section 8.15 Change in Fiscal Year

ARTICLE IX - EVENTS OF DEFAULT AND REMEDIES
     Section 9.01 Payments
     Section 9.02 Covenants Without Notice
     Section 9.03 Other Covenants
     Section 9.04 Representations
     Section 9.05 NonPayments of Other Debt
     Section 9.06 Defaults Under Other Agreements
     Section 9.07 Bankruptcy
     Section 9.08 ERISA
     Section 9.09 Judgment
     Section 9.10 Ownership of Credit Parties
     Section 9.11 Change in Control of Borrower
     Section 9.12 Default Under Other Credit Documents
     Section 9.13 Default Under Interest Rate Contract or
                       Currency Contract
     Section 9.14 Attachments

ARTICLE X - THE AGENTS
     Section 10.01 Appointment and Authorization
     Section 10.02 Nature of Duties of the Administrative Agent
     Section 10.03 Lack of Reliance on the Agents
     Section 10.04 Certain Rights of the Administrative Agent
     Section 10.05 Liability of the Agents
     Section 10.06 Indemnification
     Section 10.07 Agents and Affiliates
     Section 10.08 Successor Administrative Agent

ARTICLE XI - MISCELLANEOUS
     Section 11.01 No Waiver
     Section 11.02 Notices
     Section 11.03 Descriptive Headings
     Section 11.04 Time is of the Essence
     Section 11.05 Payment of Expenses, Etc.
     Section 11.06 Benefit of Agreement; Assignments and
                       Participations
     Section 11.07 Governing Law; Submission to Jurisdiction
     Section 11.08 Confidentiality
     Section 11.09 Independent Nature of Lenders' Rights
     Section 11.10 Intent Not To Violate Usury Laws
     Section 11.11 Counterparts
     Section 11.12 Survival
     Section 11.13 Severability
     Section 11.14 Independence of Covenants
     Section 11.15 Change in Accounting Principles, Fiscal
                       Year or Tax Laws
     Section 11.16 Cumulative Remedies; No Waiver
     Section 11.17 Amendments; Consents
     Section 11.18 Waiver of Jury Trial
     Section 11.19 Entire Agreement









     CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of March 31, 1998 (the "Agreement"), by and among THE DIXIE GROUP, INC., a corporation organized and existing under the laws of the State of Tennessee (the "Borrower"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively as "Lenders"), SUNTRUST BANK, ATLANTA, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and NATIONSBANK, N.A., as documentation agent for the Lenders (in such capacity, the "Documentation Agent").


     W I T N E S S E T H:

     WHEREAS, Borrower has requested that the Lenders provide certain commitments to Borrower to extend credit facilities to Borrower in the maximum aggregate principal amount of $160,000,000;

     WHEREAS, the Lenders, the Administrative Agent and the Documentation Agent have agreed to provide such facilities, subject to the terms, conditions and requirements set forth in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Administrative Agent and the Documentation Agent intending to be legally bound, hereby agree as follows:


     ARTICLE I

     DEFINITIONS

     SECTION 1.01 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION" shall mean any transaction, or any series of related transactions, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

     "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

     "ADMINISTRATIVE AGENT" shall mean SunTrust Bank, Atlanta, as administrative Agent for the Lenders hereunder and under the other Credit Documents, and each successor administrative agent appointed pursuant to
ARTICLE X hereof.

     "ADVANCE" shall mean (i) any advance by a Lender under the Revolving Loan Commitments or the Term Loans, which may be either a Base Rate Advance, a Secondary C/D Rate Advance, or a Eurodollar Advance or (ii) any advance by the Swing Line Lender under the Swing Line Subcommitment, which may be either a Base Rate Advance or a Cost of Funds Rate Advance.

     "AFFILIATE" shall mean, with respect to any Person, a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person, other than a Subsidiary of such Person.
A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGENTS" shall mean collectively, the Administrative Agent and the Documentation Agent.

     "AGREEMENT" shall mean this Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, renewed or extended.

     "APPLICABLE COMMITMENT FEE PERCENTAGE" shall mean, with respect to any calculation of the Revolving Loan Commitment Fee hereunder, (i) from the Closing Date through June 30, 1998, one quarter of one percent (0.25%) per annum, and (ii) thereafter, the percentage per annum determined by reference to the following chart set forth below based on the Borrower's ratio of Senior Funded Debt to EBITDA calculated as of the relevant determination date:

     Senior Funded Debt                  Applicable Commitment
         to EBITDA                           Fee Percentage

less than 0.75                                   .20%

greater than or equal to 0.75                    .20%
  and less than 1.25

greater than or equal to 1.25                    .25%
  and less than 1.75

greater than or equal to 1.75                    .375%
  and less than 2.50

greater than or equal to 2.50                    .375%


Each change in the Applicable Commitment Fee Percentage shall be effective from and after the date that any change in the Applicable Margin is effective.

     "APPLICABLE MARGIN" shall mean, (a) with respect to all Revolving Loans which are Eurodollar Borrowings or Secondary C/D Rate Borrowings, (i) from the Closing Date through June 30, 1998, three quarters of one percent per annum (0.75%) and (ii) thereafter, the applicable percentage determined from the chart set forth below based on Borrower's ratio of Senior Funded Debt to EBITDA, as determined quarterly based upon the financial statements delivered by Borrower pursuant to this Agreement, with such Applicable Margin to be effective, with respect to calculations based upon the quarterly unaudited financial statements delivered pursuant to SECTION 7.07(b) of this Agreement, as of the first day of the second calendar quarter immediately following the fiscal quarter for which such financial statements are delivered and with such Applicable Margin to be effective with respect to calculations based upon the annual audited financial statements of the Borrower delivered pursuant to SECTION 7.07(a) of this Agreement, on the earlier of (y) delivery of such financial statements (but in no event earlier than 90 days after the end of any fiscal year), and (z) the date which is 95 days after the end of each fiscal year of the
Borrower:

     Senior Funded Debt
         to EBITDA                       Applicable Margin

less than 0.75                                  .50%

greater than or equal to 0.75                   .625%
  and less than 1.25

greater than or equal to 1.25                   .75%
  and less than 1.75

greater than or equal to 1.75                  1.00%
  and less than 2.50

greater than or equal to 2.50                  1.25%


and (b) with respect to the Term Loans, for all outstanding Eurodollar Borrowings and Secondary C/D Rate Borrowings, (i) from the Closing Date through June 30, 1998, 0.875% per annum and (ii) thereafter, the applicable percentage determined from the chart set forth below based on Borrower's ratio of Senior Funded Debt to EBITDA, as determined quarterly based upon the financial statements delivered by Borrower pursuant to this Agreement, with such Applicable Margin to be effective, with respect to calculations based upon the quarterly unaudited financial statements delivered pursuant to SECTION 7.07(b) of this Agreement, as of the first day of the second calendar quarter immediately following the fiscal quarter for which such financial statements are delivered and with such Applicable Margin to be effective with respect to calculations based upon the annual audited financial statements of the Borrower delivered pursuant to SECTION 7.07(a) of this Agreement, on the earlier of (y) delivery of such financial statements (but in no event earlier than 90 days after the end of any fiscal year), and (z) the date which is 95 days after the end of each fiscal year of the Borrower:





     Senior Funded Debt
         to EBITDA                       Applicable Margin

less than 0.75                                  .625%

greater than or equal to 0.75                   .75%
  and less than 1.25

greater than or equal to 1.25                   .875%
  and less than 1.75

greater than or equal to 1.75                  1.125%
  and less than 2.50

greater than or equal to 2.50                  1.375%


     "ASSESSMENT RATE" shall mean, for any Interest Period for any Secondary C/D Rate Borrowing, the net annual assessment rate (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) estimated by the Administrative Agent as of the first day of such Interest Period to be the then current annual assessment payable by Administrative Agent to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

     "ASSET BOOK VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the book value of such property or asset as established in accordance with GAAP.

     "ASSET DISPOSITION" shall mean the disposition whether by sale, transfer, damage, destruction or condemnation or other disposition of any or all of the assets of any Consolidated Company (including the stock of Subsidiaries and sales of accounts receivable) other than sales of inventory in the ordinary course of business.

     "ASSET FAIR MARKET VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the fair market value of such property or asset as determined in good faith by the board of directors or other governing body or Financial Officer of such Consolidated Company.

     "ASSET VALUE" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the Asset Book Value, and (ii) the Asset Fair Market Value.

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and another financial institution in accordance with the terms of this Agreement and substantially in the form of EXHIBIT A.

     "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. SECTION 101 ET SEQ.).

     "BASE RATE" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum, and (ii) the rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate.

     "BASE RATE ADVANCE" shall mean any Advance hereunder that bears interest based on the Base Rate.

     "BASE RATE BORROWING" shall mean any Borrowing hereunder that bears interest based on the Base Rate.

     "BOND LETTER OF CREDIT FEE" shall have the meaning as set forth in
SECTION 4.05(c).

     "BOND PURCHASE AGREEMENT" shall mean that certain Bond Purchase Agreement, dated as of February 1, 1995 among State Industrial Development Authority, Masland, SunTrust as Purchaser and SunTrust as Trustee, as hereafter amended or modified, executed in connection with the Masland Bonds.

     "BORROWER CONTROL DEBT" shall mean, at any time, debt of the Borrower for borrowed money in an aggregate principal amount outstanding at such time in excess of $2,500,000 which is subject to Change in Control Provisions, excluding debt of this Agreement arising under this Agreement.

     "BORROWING" shall mean either a borrowing under (i) the Revolving Loan Commitments or the Term Loans consisting of simultaneous Advances by the Lenders or (ii) a borrowing under the Swing Line Subcommitment consisting of an Advance by the Swing Line Lender.

     "BUSINESS DAY" shall mean a day of the year on which commercial banks are not required or authorized to close in Atlanta, Georgia or New York, New York, and, if the applicable Business Day relates to any Eurodollar Borrowing, on which dealings are carried on in the London interbank market.

     "C/D RESERVE PERCENTAGE" shall mean, for any day, the stated maximum rate (expressed as a decimal) of all reserve requirements as specified in Regulation D of the Board of Governors of the Federal Reserve System, or by any successor thereto (including, without limitation, any basic, marginal, emergency, supplemental, special, transitional or other reserves) applicable during such Interest Period to new non-personal time deposits in the United States of any member of the Federal Reserve System in an amount equal to or greater than $100,000 with a maturity comparable to the relevant Interest Period for the applicable Secondary C/D Rate Borrowing.

     "CHANGE IN CONTROL" shall mean the occurrence of any event or the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) other than the Frierson Family, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 30% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), unless the Frierson Family continues to own and control more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares) following such event or the consummation of such transaction, or (b) any Change of Control Provision is triggered.

     "CHANGE IN CONTROL PROVISION" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Borrower Control Debt which requires, or permits the holder(s) of such Borrower Control Debt to require, that such Borrower Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Borrower Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Borrower or voting rights with respect thereto.

     "CLOSING DATE" shall mean, the date on or before March 31, 1998 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in SECTION 5.01 are satisfied or waived in accordance with SECTION 11.17.

     "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "COMMITMENTS" shall mean, collectively, the Revolving Loan
Commitments, the Letter of Credit Subcommitment and the Swing Line
Subcommitment.

     "COMMITMENT FEES" shall mean collectively the Revolving Loan
Commitment Fee, the Letter of Credit Fee and the Bond Letter of Credit Fee.

     "CONSOLIDATED COMPANIES" shall mean, collectively, the Borrower and all of its Subsidiaries.

     "CONTROLLING SHAREHOLDER" shall mean with respect to the Borrower or any of its Subsidiaries, a Person possessing, either directly or indirectly, the power to direct or cause the direction of the management or policies of such corporation through ownership of voting securities, which shall mean, in the case of the Borrower, the members of the immediate family of the late Mr. J. Burton Frierson, including his spouse, his issue, any spouse of such issue and any estate or trust created by any such member where any such family member or members controls such trust.

     "COST OF FUNDS RATE" shall mean, with respect to any Interest Period, that rate of interest per annum quoted by the Swing Line Lender to be its cost of funds rate for such Interest Period, as determined by the Swing Line Lender in its sole discretion with reference to its funding sources.

     "COST OF FUNDS RATE ADVANCE" shall mean any Advance hereunder which bears interest based on the Cost of Funds Rate.

     "COST OF FUNDS RATE BORROWING" shall mean any Borrowing hereunder which bears interest based on the Cost of Funds Rate.

     "COST OF FUNDS RATE QUOTE" shall have the meaning set forth in SECTION 4.01(a)(ii).

     "CREDIT DOCUMENTS" shall mean and include, as the context requires, this Agreement, the Notes, the Subsidiary Guaranty Agreements, the Masland Bonds, the Parent Guaranty, the Dixie Reimbursement Agreement, the Letters of Credit and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

     "CREDIT PARTIES" shall mean, collectively, each of the Borrowers and the Guarantors (including all Persons that are currently Borrowers and Guarantors and all Persons who may at any time in the future become Borrowers and Guarantors), and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

     "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

     "DEBT" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) all obligations under Currency Contracts and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iv) above.

     "DEEMED DEBT" shall mean the amount of indebtedness incurred by the Borrower, its Subsidiaries or any special purpose corporation or trust which is an Affiliate of the Borrower in connection with any accounts receivable financing facility, operating lease facility or other financing vehicle which operating lease facility or financing vehicle is designed to provide the Borrower or any Subsidiary thereof with off-balance sheet financing whether or not shown on the balance sheet of Borrower or such Subsidiary in accordance with GAAP to the extent not included in the definition of Debt and including, without limitation, the Securitization Program. For purposes of determining the amount of Deemed Debt incurred by any Person in connection with any off-balance sheet financing transaction, all contingent obligations of such Person shall be included as well as any non-recourse indebtedness incurred in connection with such transaction.

     "DEFAULT" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

     "DIXIE BONDS" shall mean those certain $7,000,000 Development Authority of Lafayette Revenue Bonds, Series 1998 (The Dixie Group, Inc. Project) secured by the Dixie Letter of Credit.



     "DIXIE LETTER OF CREDIT" shall mean that certain letter of credit issued by SunTrust Bank, Atlanta on behalf of the Borrower pursuant to the Dixie Reimbursement Agreement in the initial Stated Amount of $7,126,390, as hereafter modified, amended or substituted from time to time.

     "DIXIE REIMBURSEMENT AGREEMENT" shall mean that certain Letter of Credit Agreement dated as of March 1, 1998, by and between the Borrower and SunTrust Bank, Atlanta, as letter of credit issuer, relating to those certain $7,000,000 Development Authority of LaFayette Exempt Facility Revenue Bonds (The Dixie Group, Inc. Project), Series 1998, as hereafter amended or modified.

     "DOCUMENTATION AGENT" shall mean NationsBank, N.A. and its successors.

     "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

     "EBIT" shall mean, for any period, the Consolidated Net Income (Loss) of the Borrower and its Subsidiaries for such period, PLUS, to the extent deducted in determining Net Income, Interest Expense of the Consolidated Companies for such period, and provision for taxes (whether paid or deferred) of the Consolidated Companies for such period, and without giving effect to any extraordinary gains or losses, any other non-cash charges or gains or losses from sales of assets other than (i) inventory sold in the ordinary course of business and (ii) obsolete or worn-out equipment disposed of in the ordinary course of business to the extent that the aggregate gain or loss resulting from such disposal during any period does not exceed $1,000,000 in the aggregate, determined for the Consolidated Companies on a consolidated basis in accordance with GAAP.

     "EBITDA" shall mean, for any fiscal period of Borrower, an amount equal to (i) EBIT for such period, plus (ii) to the extent subtracted in determining Consolidated Net Income (Loss) for such period, the sum of (x) amortization expense and (y) depreciation expense of the Consolidated Companies, in each case, determined on a consolidated basis for such period in conformity with GAAP.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. SECTION 7401 ET SEQ.), (ii) the Clean Water Act (33 U.S.C. SECTION 1251 ET SEQ.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. SECTION 6901 ET SEQ.), (iv) the Toxic Substances Control Act (15 U.S.C. SECTION 2601 ET SEQ.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. SECTION 9601 ET SEQ.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "EURODOLLAR ADVANCE" shall mean any Advance hereunder which bears interest based on the Adjusted LIBO Rate.

     "EURODOLLAR BORROWING" shall mean any Borrowing hereunder which bears interest based on the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" shall have the meaning set forth in ARTICLE IX.

     "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" of any corporation shall mean the chief or principal financial officer, principal accounting officer or treasurer of such corporation.

     "FIXED RATE ADVANCE" shall mean, (i) with respect to the Revolving Loan Commitments, a Eurodollar Advance or a Secondary C/D Rate Advance and
(ii) with respect to the Swing Line Subcommitment, a Cost of Funds Rate
Advance.

     "FORMER CREDIT AGREEMENT" shall mean that certain Third Amended and Restated Credit Agreement, dated as of March 31, 1995, by and among the Borrower, the Administrative Agent and the financial institutions party thereto, as amended through the date hereof.

     "GAAP" shall mean, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.


     "GUARANTORS" shall mean each of the Subsidiaries of Borrower which are party to the Subsidiary Guaranty Agreement from time to time.

     "INTANGIBLE ASSETS" shall have the meaning afforded such term under GAAP, calculated on a consolidated basis.

     "INTERCOMPANY ADVANCES" shall mean cash advances, loans or Investments from the Borrower to any Subsidiary of the Borrower or from any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, as the context may indicate.

     "INTEREST COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) EBIT for such period to (ii) Interest Expense for such period, as determined on the last day of each fiscal quarter of Borrower for the immediately preceding four fiscal quarters ending on such date.

     "INTEREST EXPENSE" shall mean, for any period, interest expense as determined according to GAAP, calculated on a consolidated basis for the Consolidated Companies.

     "INTEREST RATE CONTRACTS" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

     "INTEREST PERIOD" shall mean, shall have mean, (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to SECTION 4.04(a) hereof, (ii) as to any Secondary C/D Rate Advance, the interest period selected by the Borrower pursuant to SECTION 4.04(b) hereof and (iii) as to any Cost of Funds Rate Advance, the interest rate requested by the Borrower and agreed to by the Swing Line Lender pursuant to SECTION 4.01(a)(ii) hereof.

     "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

     "L/C CASH COLLATERAL ACCOUNT" shall mean a cash collateral account established by Administrative Agent for deposit of cash collateral for the Letter of Credit Obligations, which account shall be designated as the L/C Cash Collateral Account and shall be subject to the sole dominion and control of the Administrative Agent.

     "L/C EXPOSURE" shall mean, with respect to each Lender, the outstanding Letter of Credit Obligations multiplied by such Lender's Pro Rata Share of the Revolving Loan Commitments.

     "LENDING OFFICE" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrower and the Administrative Agent with respect to each Type of Loan.

     "LEVERAGE RATIO" shall mean, at any date, the ratio of (i) Total Funded Debt to (ii) Total Capitalization of the Borrower and its
Subsidiaries on a consolidated basis as of such date, expressed as a percentage.

     "LETTER OF CREDIT FEE" shall have the meaning set forth in
SECTION 4.05(b).

     "LETTER OF CREDIT SUBCOMMITMENT" shall mean $20,000,000.

     "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to SECTION 2.04 hereof by the Administrative Agent for the account of Borrower pursuant to the Letter of Credit Subcommitment of the Revolving Loan Commitments, including without limitation, the Dixie Letter of Credit.

     "LETTER OF CREDIT OBLIGATIONS" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all drawings under Letters of Credit honored by the Administrative Agent not theretofore reimbursed by Borrower.

     "LIBOR" shall mean, for any applicable Interest Period, with respect to Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the Administrative Agent's portion of such Advances, appearing on the Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Telerate Page 3750, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate Page 3750 for any reason, then such rate shall be determined by the Administrative Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0% if the rate is not such a multiple.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any written agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.)

     "MASLAND" shall mean Masland Carpets, Inc., an Alabama corporation and a wholly-owned Subsidiary of the Borrower.

     "MASLAND BONDS" shall mean those certain $7,000,000 State Industrial Development Authority Taxable Revenue Bonds, Series 1995 (Masland Carpets, Inc. Project), which are guaranteed by the Borrower pursuant to the Parent Guaranty.

     "MASLAND BOND EXPOSURE" shall mean, with respect to each Lender, the principal amount of the Masland Bonds outstanding multiplied by such Lender's Pro Rata Share of the Revolving Loan Commitments.

     "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in
(i) the business, results of operations, financial condition, assets or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or
(iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

     "MATERIAL SUBSIDIARY" shall mean each Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the Maturity Date, has or acquires total assets in excess of $1,000,000, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary or that has guaranteed any Subordinated Debt; PROVIDED THAT, for so long as Dixie Funding, Inc. holds no assets and undertakes no activities other than in connection with the Securitization Program, Dixie Funding, Inc. shall not be deemed to be a Material Subsidiary of the Borrower.

     "MATURITY DATE" shall mean the earlier of (i) March 31, 2005, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

     "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

     "NET INCOME" shall have the meaning afforded such term by GAAP, calculated on a consolidated basis for the Consolidated Companies.

     "NET PROCEEDS" shall mean, with respect to any Asset Disposition, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Disposition resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within six (6) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within twelve (12) months (or any longer period provided that the Consolidated Company is diligently pursuing the repair, replacement, improvement or restoration at all times during such period) of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 12-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Loans) secured by a Lien (to the extent permitted by SECTION 8.01) upon the asset sold in such Asset Disposition, net of (a) the costs of such sale, transfer or other disposition (including cash taxes attributable to such sale, transfer or other disposition), (b) amounts applied to repayment of Debt (other than Obligations) secured by a Lien on the asset or property disposed.

     "NET TANGIBLE ASSETS" shall mean, as of any date, the assets of the Borrower and its Subsidiaries, calculated on a consolidated basis, less (without duplication) the sum of the following items: (i) any surplus resulting from any write-up of assets subsequent to December 28, 1997, (ii) good will, including any amounts (however designated on the balance sheet of the Borrower or any of its Subsidiaries) representing the cost of Acquisitions of Subsidiaries in excess of the value of such entity's underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of such acquisition shall indicate sufficient value to cover such excess, (iii) any Investments that are included within the permitted Investments allowed pursuant to SECTION 8.03(a) or (b) hereof, (iv) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses), and (v) any other items which would be classified as intangible assets in accordance with GAAP.

     "NET WORTH" shall mean, at any date, stockholders equity of the Borrower as determined under GAAP, calculated on a consolidated basis, which shall be a positive number.

     "NOTES" shall mean, collectively, the Revolving Credit Notes, the Swing Line Note and the Term Notes.

     "OBLIGATIONS" shall mean all amounts owing to the Administrative Agent, the Documentation Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Borrowings (including all principal and interest payments due thereunder), Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

     "PARENT GUARANTY" shall mean that certain Guaranty of the Borrower, dated as of March 31, 1995 in favor of the Administrative Agent, unconditionally guaranteeing the repayment of the obligations of Masland in connection with the Masland Bonds.

     "PAYMENT OFFICE" shall mean the office specified as the "Payment Office" for the Administrative Agent on the signature page of the Administrative Agent, or such other location as to which the Administrative Agent shall have given written notice to Borrower and the Lenders.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PERSON" shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.



     "PLAN" shall mean any "employee benefit plan" maintained by or on behalf of the Borrower or any ERISA Affiliate as defined in Section 3(3) of ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

     "PRIME RATE" shall mean the per annum rate of interest designated from time to time by Administrative Agent to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of Administrative Agent on the day of such change.

     "PRO RATA SHARE" shall mean, with respect to the Revolving Loan Commitment of each Lender, each Revolving Loan or Term Loan to be made by, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of the Revolving Loan Commitments, such Loans or such payments, as applicable, set forth on SCHEDULE 1.1 opposite the name of such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

     "REQUIRED LENDERS" shall mean, at any time, the Lenders holding at least 66 2/3% of the amount of the sum of the Revolving Loan Commitments, whether or not advanced, plus the outstanding principal amount of the Term Loans or, upon the termination of the Revolving Loan Commitments, the Lenders holding at least 66 2/3% of the sum of the Letter of Credit Obligations, the Masland Bonds and the outstanding principal balance of the Loans.

     "REQUIREMENT OF LAW" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT B hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Lender under such Lender's Revolving Loan Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

     "REVOLVING LOAN" shall mean, collectively, the Loans made by the Lenders to the Borrower pursuant to the Revolving Loan Commitments.

     "REVOLVING LOAN COMMITMENT" shall mean, for each Lender, the amount set forth opposite such Lender's name in SCHEDULE 1.1 hereto directly below the column entitled "Revolving Loan Commitment", as same may be reduced from time to time pursuant to SECTION 2.10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to SECTION 11.06.


     "REVOLVING LOAN COMMITMENT FEE" shall have the meaning set forth in
SECTION 4.05(a).

     "REVOLVING LOAN TERMINATION DATE" shall mean the earlier of (i) March __, 2003, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

     "SECONDARY C/D BASE RATE" shall mean, with respect to any Interest Period for any Secondary C/D Rate Borrowing, the consensus bid-side rate of interest of the secondary certificate of deposit market as shown on page 5 of Telerate Service or a comparable service selected by the Administrative Agent at 9:00 A.M. (Atlanta, Georgia time), or as soon thereafter as practicable, on the first day of the Interest Period, for the purchase at face value of certificates of deposit in an amount substantially equal to the principal amount of the Secondary C/D Rate Borrowing and with a maturity approximately equal to such Interest Period.

     "SECONDARY C/D RATE" shall mean a rate per annum equal to the following:

         Secondary C/D Base Rate + Assessment Rate, divided by
                1.00 - C/D Reserve Percentage

to be calculated on the basis of a 365 day year, if quoted to the Administrative Agent on that basis, otherwise on the basis of a 360 day year.

     "SECONDARY C/D RATE ADVANCE" shall mean any Advance hereunder which bears interest based on the Secondary C/D Rate.

     "SECONDARY C/D RATE BORROWING" shall mean any Borrowing hereunder which bears interest based on the Secondary C/D Rate.

     "SECURITIZATION DOCUMENTS" shall mean all documents from time to time executed in connection with the Securitization Program, including without limitation that certain Dixie Funding Master Trust Pooling and Servicing Agreement, dated as of October 15, 1993 among Dixie Funding, Inc. as transferor, Dixie Yarns, Inc. as servicer and NationsBank of Virginia, N.A., as Trustee for the Certificate holders as such document is originally executed or as thereafter amended, modified or supplemented.

     "SECURITIZATION PROGRAM" shall mean that certain accounts receivable purchase program established by the Borrower and its wholly-owned subsidiary, Dixie Funding, Inc., for the sale of the accounts receivable of the Borrower and certain of its Subsidiaries to Dixie Funding, Inc. for further transfer to a trust or series of trusts in return for certain interests in such trust or trusts with such interests to be sold to certain third party investors with all other interests in such trust or trusts to be retained by Dixie Funding, Inc. or Dixie Yarns, Inc.

     "SENIOR FUNDED DEBT" shall mean, with respect to any Person as of any date of determination, Total Funded Debt of such Person LESS Subordinated Debt of such Person.

     "SENIOR SUBORDINATED NOTE AGREEMENT" shall mean that certain agreement, dated February 6, 1990, by and among Borrower and various note purchasers named therein relating to those certain 9.96% Senior
Subordinated Notes due February 1, 2010 in aggregate principal amount of $50,000,000, as hereafter amended, supplemented or modified.

     "STATED AMOUNT" shall have the meaning set forth in the Dixie Letter of Credit.

     "SUBORDINATED CONVERTIBLE DEBENTURES" shall mean those certain 7.0% subordinated convertible debentures issued pursuant to that certain Indenture dated as of May 15, 1987, by and between the Borrower and Morgan Guaranty Trust Company of New York as Trustee, as hereafter amended, supplemented or modified.

     "SUBORDINATED DEBT" shall mean all Debt of the Borrower which is subordinated to the Obligations of the Borrower hereunder on terms satisfactory to the Lenders in their sole discretion and shall include the Debt of the Borrower pursuant to the Senior Subordinated Note Agreement and the Subordinated Convertible Debentures as in effect at the date hereof or as hereafter amended in accordance with the terms of this Agreement.

     "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding capital stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "SUBSIDIARY GUARANTY AGREEMENT" shall mean the Guaranty Agreement executed by each of the Material Subsidiaries of the Borrower in favor of the Lenders and the Administrative Agent, substantially in the form of EXHIBIT C as the same may be amended, restated or supplemented from time to time.

     "SWING LINE ADVANCE" shall mean a Borrowing pursuant to SECTION 2.03 consisting of a Swing Line Loan made by the Swing Line Lender to Borrower.

     "SWING LINE BORROWING" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

     "SWING LINE BORROWING NOTICE" shall mean the notice given by Borrower to the Administrative Agent and the Swing Line Lender requesting a Swing Line Advance as provided in SECTION 4.01(a)(ii).

     "SWING LINE EXPOSURE" shall mean, with respect to each Lender, the outstanding principal amount of the Swing Loans multiplied by such Lender's Pro Rata Share of the Revolving Loan Commitments.

     "SWING LINE FACILITY" shall mean the credit facility described in
SECTION 2.03.



     "SWING LINE LENDER" shall mean SunTrust Bank, Atlanta or any subsequent Lender extending to Borrower the Swing Line Subcommitment hereunder.

     "SWING LINE LOANS" shall mean, collectively, the loans made to Borrower by the Swing Line Lender pursuant to the Swing Line Subcommitment.

     "SWING LINE NOTE" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of EXHIBIT E and duly completed in accordance with the terms hereof.

     "SWING LINE SUBCOMMITMENT" shall mean the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

     "TARBORO DISPOSITION" shall mean the sale or disposition of the manufacturing facility of the Consolidated Companies located at Tarboro, North Carolina, all machinery, equipment, supplies, parts and other tangible assets located at the facility, all accounts receivable, inventory, goodwill and other assets relating to the business being conducted at the facility.

     "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "TELERATE" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "TERM LOAN" shall mean the term loan made by the Lenders to the Borrower on the Closing Date pursuant SECTION 3.01 evidenced by the Term Notes.

     "TERM NOTE" shall mean any of the promissory notes issued by the Borrower to each of the Lenders in the amount of their respective Term Loans substantially in the form of EXHIBIT D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

     "TOTAL CAPITALIZATION" shall mean, with respect to any Person as of any date of determination, the sum of (i) Total Funded Debt, PLUS (ii) Net Worth.

     "TOTAL COMMITMENTS" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

     "TOTAL FUNDED DEBT" shall mean all (i) indebtedness for money borrowed, (ii) debt evidenced by bonds, debentures, notes, or other similar instruments, (iii) purchase money debt, (iv) debt arising under conditional sales contracts and similar title retention debt instruments, (v) capitalized leases, (vi) letters of credit, (vii) indebtedness in respect of mandatory redemption, put or mandatory dividend rights on capital stock or other equity of such Person, (viii) indebtedness arising under Currency Contracts, and (ix) all obligations under direct and indirect guaranties in respect of obligations of others of the kinds referred to in (i) through
(viii) above, excluding regular trade payables PLUS, (x) with respect to the Consolidated Companies, Deemed Debt of the Consolidated Companies in excess of $60,000,000.

     "TREASURY STOCK" shall mean stock of the Borrower purchased or repurchased by the Borrower to be held or retired by the Borrower.

     "TYPE" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Eurodollar Advances or Cost of Funds Rate Advances.

     "VOTING STOCK" shall mean all stock of the Borrower entitled to vote for the election of the Board of Directors of the Borrower.

     SECTION 1.02 ACCOUNTING TERMS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP; PROVIDED, HOWEVER, that compliance with the financial covenants and calculations set forth in
SECTION 8.11, the other provision of ARTICLE VIII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in SECTION 6.14 unless and until the parties enter into an agreement with respect thereto in accordance with SECTION 11.15.

     SECTION 1.03 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

SECTION 1.04 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


     ARTICLE II

     AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS

     SECTION 2.01 DESCRIPTION OF REVOLVING CREDIT FACILITIES. Subject to and upon the terms and conditions herein set forth (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which such Lenders agree to make Revolving Loans to the Borrower in accordance with SECTION 2.02, (ii) the Swing Line Lender hereby establishes in favor of the Borrower a swing line credit facility pursuant to which the Swing Line Lender agrees to make Swing Line Loans to the Borrower in accordance with SECTION 2.03, and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit, the Masland Bonds and Swing Line Loans in accordance with this ARTICLE II; PROVIDED, HOWEVER, that in no event may the aggregate principal amount of all outstanding Revolving Loans, Swing Line Loans, the Masland Bonds and the Letter of Credit Obligations outstanding exceed at any time the Total Commitments from time to time in effect.

     SECTION 2.02 REVOLVING LOANS.

     (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in SECTION 2.01), each Lender severally agrees to make to the Borrower, from time to time prior to the Revolving Loan Termination Date, Revolving Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Lender's Revolving Loan Commitment, MINUS (ii) the sum of such Lender's L/C Exposure, Masland Bond Exposure and Swing Line Exposure. The Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in SECTION 2.01).

     (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, Secondary C/D Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, PROVIDED that each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $1,000,000, except to the extent otherwise provided with respect to Revolving Loans made pursuant to SECTION 2.03(e). At no time shall the total number of Borrowings outstanding under the Term Loans and the Revolving Loan Commitments exceed eight; PROVIDED that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under the Term Loans and the Revolving Loan Commitments shall be considered as one Borrowing.

     (c) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

     (d) All outstanding principal amounts under the Revolving Loans, and all accrued but unpaid interest thereon shall be due and payable in full on the Revolving Loan Termination Date.

     SECTION 2.03 SWING LINE LOANS.

     (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in SECTION 2.01), the Swing Line Lender agrees to make to the Borrower, from time to time prior to the Revolving Loan Termination Date, Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Swing Line Subcommitment then in effect. The Borrower shall be entitled to repay and reborrow Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in SECTION 2.01).

     (b) Each Swing Line Loan shall, at the option of the Borrower, be made as a Base Rate Advance or a Cost of Funds Rate Advance. The aggregate principal amount of each Swing Line Borrowing shall be not less than $100,000 or a greater integral multiple of $50,000. At no time shall the number of Swing Line Borrowings outstanding under this SECTION 2.03 exceed three; PROVIDED THAT, for purposes of determining the number of Swing Line Borrowings outstanding, all Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Swing Line Borrowing.

     (c) The Borrower's obligation to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of the Administrative Agent and the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender (or the assignor of such Swing Line Lender) completed in conformity with this Agreement.

     (d) The outstanding principal amount under each Swing Line Loan, and all accrued but unpaid interest thereon, shall be due and payable in full
(i) on the expiration of the Interest Period applicable to such Swing Line Loan if outstanding as a Cost of Funds Rate Advance, and (ii) on the Revolving Loan Termination Date.

     (e) At any time on the request of the Swing Line Lender, each Lender other than the Swing Line Lender shall purchase a participating interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share (based upon on its respective Pro Rata Share of the Revolving Loan Commitments) of such Swing Line Loans, and the Swing Line Lender shall furnish each Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Swing Line Loan outstanding as a Cost of Funds Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Swing Line Loan unless otherwise requested by the Swing Line Lender. On the date of such required purchase, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Line Lender has received from any such Lender the funds for its participating interest in a Swing Line Loan, the Administrative Agent or the Swing Line Lender receives any payment on account thereof, the Administrative Agent or the Swing Line Lender, as the case may be, will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that if such payment received by the Administrative Agent or the Swing Line Lender is required to be returned, such Lender will return to the Administrative Agent or the Swing Line Lender any portion thereof previously distributed by the Administrative Agent or the Swing Line Lender to it. Each Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Swing Line Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of the Revolving Loan Commitments, (iii) any adverse change in the condition (financial or otherwise) of Borrower, any of its Subsidiaries, or any other Person, (iv) any breach of this Agreement by Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no such obligation shall exist (A) to the extent that the aggregate Swing Line Loans were advanced in excess of the Swing Line Subcommitment then in effect, or (B) with respect to any Swing Line Loan where the Swing Line Lender actually advanced to the Borrower net proceeds from the Swing Line Loan (and therefore was not refunding a previous Swing Line Loan) at a time when (x) the Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Swing Line Loan.

     SECTION 2.04 LETTER OF CREDIT SUBCOMMITMENT. Subject to, and upon the terms and conditions, hereof (including the limitations of SECTION 2.01) the Borrower may request, in accordance with the provisions of this SECTION
2.04 and SECTION 2.05, that on and after the Closing Date, the Administrative Agent issue a Letter or Letters of Credit for the account of the Borrower; PROVIDED that (i) no Letter of Credit shall have an expiration date that is later than ten days prior to the Revolving Loan Termination Date; (ii) each Letter of Credit issued by the Administrative Agent shall be in a stated amount of at least $250,000; (iii) the Borrower shall not request that the Administrative Agent issue any Letter of Credit, if, after giving effect to such issuance, the aggregate Letter of Credit Obligations would exceed the Letter of Credit Subcommitment.

     SECTION 2.05 NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO
ISSUE.

     (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Administrative Agent for the issuance of such Letter of Credit, deliver to the Administrative Agent a written notice no later than 11:00 A.M. (Atlanta, Georgia time) at least ten (10) days in advance of the proposed date of issuance. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Administrative Agent to make payment under the Letter of Credit, PROVIDED that the Administrative Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. (Atlanta, Georgia time). In determining whether to pay under any Letter of Credit, the Administrative Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Administrative Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Revolving Loan Commitments as determined on the date of the issuance of such Letter of Credit.

     (b) The Administrative Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Borrower, a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice and the application and other documents required by SECTION 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Administrative Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of the Total Commitments multiplied by the face amount of such Letter of Credit.

     (c) In addition, upon the terms and subject to the conditions of the Dixie Reimbursement Agreement, the terms of which are expressly incorporated herein by this reference, the Administrative Agent will issue, within thirty (30) days after the Closing Date, the Dixie Letter of Credit which for purposes of this Agreement, shall be deemed to have been issued hereunder pursuant to the Revolving Loan Commitments, and the Revolving Loan Commitments and Letter of Credit Subcommitment shall be reduced by the stated amount thereof. Each Lender hereby agrees to irrevocably and automatically purchases participation interest in such Dixie Letter of Credit upon the date of issuance thereof and in an draw paid pursuant to such Dixie Letter of Credit in accordance with subsection (b) above. Notwithstanding anything in this Agreement to the contrary, the Lenders (other than SunTrust) shall not be entitled to receive any fees paid with respect to the Dixie Letter of Credit pursuant to the Dixie Reimbursement Agreement except as specifically provided in SECTION 4.05(c) hereof.

     SECTION 2.06 PAYMENT OF AMOUNTS DRAWN UNDER LETTER OF CREDIT.

     (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall notify the Borrower and the Lenders on or before the date on which the Administrative Agent intends to honor such drawing, and the Borrower shall reimburse the Administrative Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, PROVIDED that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Administrative Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored, that the Borrower intends to reimburse the Administrative Agent for the amount of such drawing in funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting Revolving Loans which are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and the Lenders shall by 1:00 P.M. (Atlanta, Georgia time) on the date of such drawing, make Revolving Loans which are Base Rate Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Administrative Agent for the amount of such drawing, PROVIDED that for the purposes solely of such Borrowing, the conditions and precedents set forth in SECTIONS 5.01 and 5.02 hereof shall not be applicable, and PROVIDED FURTHER that if for any reason proceeds of the Revolving Loans are not received by the Administrative Agent on such date in the amount equal to the amount of such drawing, the Borrower shall reimburse the Administrative Agent on the Business Day immediately following the date of such drawing in an amount, in Dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Advances.

     Notwithstanding the foregoing, with respect to the Dixie Letter of Credit, if the Borrower's reimbursement obligations for such draft arise under Section 2A(i) of the Dixie Reimbursement Agreement, the Administrative Agent shall give immediate notice to each of the Lenders of such payment by the Administrative Agent. If the Borrower's reimbursement obligations for such draft arise under Section 2(a)(ii) or 2(a)(iii) of the Dixie Reimbursement Agreement, the Administrative Agent shall give notice to each of the Lenders of such payment by the Administrative Agent on the next succeeding Business Day unless such draw is sooner reimbursed by the Borrower.

     (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Revolving Loan Termination Date, the parties hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Revolving Loan Termination Date, which amounts shall be reimbursed to the Administrative Agent as set forth above and thereafter held by the Administrative Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit in the L/C Cash Collateral Account.

     SECTION 2.07 PAYMENT BY LENDERS. In the event that the Borrower shall fail to reimburse the Administrative Agent as provided in SECTION 2.06 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Administrative Agent pursuant to any Letter of Credit issued by it, the Administrative Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Administrative Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Administrative Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Administrative Agent. In the event that any such Lender fails to make available to the Administrative Agent the amount of such Lender's participation in such Letter of Credit, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in SECTION 4.02(d). The Administrative Agent shall distribute to each other Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Administrative Agent from the Borrower in reimbursement of drawings honored by the Administrative Agent under such Letter of Credit when such payments are received.

     SECTION 2.08 OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Administrative Agent for drawings made under Letters of Credit issued for the account of the Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

     (a) Any lack of validity or enforceability of any Letter of Credit;

     (b) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); PROVIDED that nothing in this Section shall affect the right of the Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

     (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) Payment by the Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this SECTION 2.08 shall prevent an action against the Administrative Agent for its gross negligence or willful misconduct.

     SECTION 2.09 INDEMNIFICATION; NATURE OF ADMINISTRATIVE AGENT'S DUTIES.

     (a) In addition to amounts payable elsewhere provided in this Agreement, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Administrative Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower, other than as a result of the gross negligence or willful misconduct of the Administrative Agent; or (ii) the failure of the Administrative Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future DE JURE or DE FACTO government or governmental authority.

     (b) Notwithstanding any other provision contained in this Agreement, the Administrative Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Administrative Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); PROVIDED that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Administrative Agent to such effect in writing at least ten (10) Business Days' prior to the issuance thereof by the Administrative Agent, which notice shall relieve the Administrative Agent of its obligation to issue such Letter of Credit pursuant to SECTION 2.04 and SECTION 2.05 hereof.




     SECTION 2.10 REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

     (a) Upon at least ten (10) days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, the Borrower shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Lenders, (ii) any partial termination pursuant to this SECTION 2.10(a) shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Total Commitments to an amount less than the greater of (A) $50,000,000 and (B) the sum of (1) the Letter of Credit Obligations, (2) the aggregate outstanding principal amount of the Revolving Loans, (3) the aggregate outstanding principal amount of the Swing Line Loans, and (4) the aggregate outstanding principal amount of the Masland Bonds.

     (b) If any mandatory prepayment shall be due with respect to the Term Loans pursuant to SECTION 3.03, but such prepayment cannot be applied, in whole or in part, because the Term Loans have been, or are then being, paid in full, then the Revolving Loan Commitments shall automatically and ratably be reduced by an amount equal to such prepayment or portion thereof which cannot be so applied to prepay the Term Loans; PROVIDED, HOWEVER, that the aggregate reduction of the Total Commitments required pursuant to this SECTION 2.10(b) shall not exceed $20,000,000 in the aggregate during the term of this Agreement. Any such reduction of the Revolving Loan Commitments shall apply as a proportional and permanent reduction with respect to the Revolving Loan Commitments of each of the Lenders.

     SECTION 2.11 MANDATORY PREPAYMENTS OF REVOLVING LOANS. If the sum of the (i) aggregate outstanding principal amount of the Revolving Loans, (ii) aggregate outstanding principal amount of the Swing Line Loans, (iii) principal amount of the Masland Bonds and (iv) Letter of Credit Obligations exceed at any time the Total Commitments, as reduced pursuant to SECTION
2.10 or otherwise, the Borrower shall immediately repay the Revolving Loans and/or Swing Line Loans by an amount equal to such excess. Each prepayment of Revolving Loans or Swing Line Loans shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances. In the event that following such reduction, the sum of the Letter of Credit Obligations and Masland Bonds still exceeds the Total Commitments, the Borrower shall immediately deliver to the Administrative Agent an amount in Dollars equal to the amount of such excess to be held by the Administrative Agent in the L/C Cash Collateral Account.

     SECTION 2.12 USE OF PROCEEDS. The proceeds of the Revolving Loans and Swing Line Loans shall be used, initially, to refund Debt outstanding pursuant to the Former Credit Agreement and thereafter, as working capital and for other general corporate purposes of the Borrower and its Subsidiaries, including without limitation, Acquisitions.

     SECTION 2.13 MASLAND BONDS.

     (a) PURCHASE OF PARTICIPATION. Each of the Lenders acknowledges that the Administrative Agent is the owner of the Masland Bonds. On the Closing Date, the Administrative Agent shall sell to each Lender and each Lender shall automatically be deemed to have purchased from the Administrative Agent a ratable participation in the Masland Bonds equal to such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall pay the full purchase price of its Pro Rata Share of the Masland Bonds in immediately available funds at the main office of the Administrative Agent on the Closing Date. The Pro Rata Shares of each of the Lenders in the Masland Bonds shall be ratably concurrent, without preference or priority one over another and each Lender purchasing such participation shall be entitled to receive its Pro Rata Share of any payments or principal or interest received by the Administrative Agent with respect to the Masland Bonds.

     (b) AGREEMENTS CONSTITUTES GUARANTOR CREDIT AGREEMENT UNDER MASLAND BONDS. The parties hereby agree that, as of the Closing Date, this Agreement shall constitute an amendment and restatement of the Former Credit Agreement and not a novation thereof and that this Agreement shall constitute the "Guarantor Credit Agreement" as such term is defined in the Bond Purchase Agreement and shall constitute an amendment of the Former Credit Agreement for purposes of Section 7.1(e) of the Loan Agreement executed in connection with the Masland Bonds. Without limiting the generality of the foregoing, the references in the Bond Purchase Agreement to the "Applicable Margin" and "LIBOR" shall have the meanings set forth herein for purposes of the Masland Bonds, as provided in Section 6(b) of the Bond Purchase Agreement.

     (c) TERMINATION OF PARTICIPATION UPON REVOLVING LOAN TERMINATION
DATE. Upon the Revolving Loan Termination Date, unless a Default or an Event of Default has occurred and is continuing or unless SunTrust has exercised its put with respect to the Masland Bonds pursuant to Section 6(c) of the Bond Purchase Agreement, the participation of the Lenders in the Masland Bonds shall terminate and be of no further force and effect and SunTrust shall repay the Lenders any amounts due with respect to the participation in the Masland Bonds.

     (d) FUNDING OF DEFAULT UNDER MASLAND BONDS. The Borrower hereby agrees that upon the failure of Masland to repay all amounts outstanding pursuant to Masland Bonds in full upon maturity, whether due to demand, acceleration, put or otherwise, and the subsequent failure of the Borrower to immediately pay such defaulted amount pursuant to the Parent Guaranty, the Borrower shall be deemed to have requested a Base Rate Borrowing pursuant to the Revolving Loan Commitments hereunder in an amount equal to such defaulted amount payable to the Lenders pro rata based upon the respective participations of the Lenders in the Masland Bonds.

     (e) MASLAND CONSENT. Masland, by its execution and delivery of the Subsidiary Guaranty Agreement, shall be deemed to have consented to the provisions of this SECTION 2.13.


     ARTICLE III

     AMOUNT AND TERMS OF TERM LOANS

     SECTION 3.01 TERM LOANS.

     (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to the Borrower on the Closing Date a Term Loan in an amount equal to the amount set forth opposite such Lender's name on SCHEDULE 1.1, such Term Loans to be repaid as set forth in
SECTION 3.02(b). The Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loans.

     (b) Each Term Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, Secondary C/D Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term Loans consisting of Eurodollar Advances or Secondary C/D Rate Advances shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, and the aggregate principal amount of each Borrowing of Term Loans consisting of Base Rate Advances shall not be less than $1,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under the Term Loans and the Revolving Loan Commitments exceed eight; PROVIDED that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings under the Term Loans and the Revolving Loan Commitments comprised of Base Rate Advances shall be considered in each case as one Borrowing.

     SECTION 3.02 NOTES; REPAYMENT OF PRINCIPAL.

     (a) The Borrower's obligation to pay the principal of, and interest on, the Term Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the respective Term Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

     (b) The Borrower agrees to repay the Term Loans in twenty-eight (28) consecutive quarterly installments, commencing on June 30, 1998, and continuing on the last day of each calendar quarter (each, a "Mandatory Reduction Date") in accordance with the chart set forth below:

           Quarter Ending                     Quarterly Payment Amount
June 30, 1998 through March 31, 1999                 $1,500,000
June 30, 1999 through March 31, 2000                  2,000,000
June 30, 2000 through March 31, 2001                  2,250,000
June 30, 2001 through March 31, 2002                  2,250,000
June 30, 2002 through March 31, 2003                  2,250,000
June 30, 2003 through March 31, 2004                  2,250,000
June 30, 2004 through March 31, 2005                  2,500,000

Additionally, the Term Loans shall be repaid as required by SECTION 3.03 hereof. Any remaining principal and interest with respect to the Term Loans shall be due and payable in full on the Maturity Date.

     SECTION 3.03 MANDATORY PREPAYMENTS.

     (a) No mandatory prepayment shall be required pursuant to this SECTION
3.03 except in connection with an Asset Disposition or series of related Asset Dispositions where the aggregate value of the assets subject to such Asset Disposition(s) exceeds $1,000,000 (based on the Asset Fair Market Values thereof); PROVIDED THAT, regardless of the value of the assets disposed of, no mandatory prepayment shall be required with respect to (i) Asset Dispositions resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, (ii) Asset Dispositions occurring as a part of any sale and leaseback transactions permitted pursuant to SECTION 8.07,
(iii) the Tarboro Disposition, and (iv) Asset Dispositions in connection with off-balance sheet financings resulting in Deemed Debt hereunder. Whenever any Asset Disposition shall have occurred in which such Asset Fair Market Values shall have equaled or exceeded such amount, then within fifteen (15) Business Days after each date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Disposition by any Consolidated Company, the Term Loans shall be prepaid, or in the event that the Term Loans have been prepaid in full, the Total Commitments shall be reduced, on a pro rata basis by an amount equal to the Net Proceeds of such Asset Disposition PLUS interest accrued and unpaid on the amount of such prepayment; PROVIDED THAT, in the event that the Borrower has invested or intends to reinvest the Net Proceeds of such Asset Disposition in other capital assets to be used in the business of the Borrower, the Borrower may deliver to the Administrative Agent a certificate of a Financial Officer (a "Reinvestment Certificate") of the Borrower indicating either that Borrower has reinvested or that Borrower's intends to reinvest such Net Proceeds in capital assets to be used in Borrower's business within 180 days (or such longer period as may be allowed in the definition of Net Proceeds in the case of certain Asset Dispositions), then the application of the Net Proceeds of such Asset Disposition to repay the Term Loans or reduce the Total Commitments hereunder shall not be required. At the end of such 180 day period (or such longer period as may be specified in the applicable Reinvestment Certificate in the circumstances described above), any portion of the Net Proceeds of such Asset Disposition in excess of $100,000 which have not been used as set forth in the Reinvestment Certificate shall immediately be used to repay the Term Loans or, in the event that the Term Loans have been paid in full, to reduce the Total Commitments as provided herein.

     (b) Notwithstanding the provisions of paragraph (a) of this
SECTION 3.03, (i) no mandatory prepayment shall be required to be made under paragraph (a) if the amount of such payment is less than $100,000 in any instance, (ii) mandatory prepayments in aggregate amounts of less than $1,000,000 may be paid within fifteen (15) Business Days after the last day of the calendar month in which received rather than on the date received as provided above, and (iii) mandatory prepayment amounts otherwise required under said paragraph (a) shall be rounded to nearest multiple of $100,000 (such that, for example, if the portion of Net Proceeds required to be prepaid pursuant to paragraph (a) is $250,000 or more, but less than $350,000, the mandatory prepayment amount under this SECTION 3.03 shall equal $300,000 PLUS interest accrued and unpaid on such amount).

     (c) All mandatory prepayments hereunder shall be applied pro rata to reduce the remaining installments on the Term Loans. Each mandatory prepayment of Term Loans pursuant to this SECTION 3.03 shall be applied on a pro rata basis first to Base Rate Advances outstanding under the Term Loans to the full extent thereof before application to Fixed Rate Advances outstanding thereunder. Mandatory reductions of the Total Commitments shall be limited as set forth in SECTION 2.10(b) hereof.

     Section 3.04 Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower to refund existing Debt outstanding pursuant to the Former Credit Agreement on the Closing Date.








     ARTICLE IV

     GENERAL PAYMENT PROVISIONS

     SECTION 4.01 FUNDING NOTICES.

     (a) (i) Whenever the Borrower desires to make a Borrowing of Revolving Loans with respect to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to SECTION 4.01(b)), it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Revolving Borrowing"), such Notice of Revolving Borrowing to be given at its Payment Office (x) prior to 12:00 noon (local time for the Administrative Agent) on the date of such requested Borrowing in the case of Base Rate Advances, and (y) prior to 2:00 p.m. (local time for the Administrative Agent) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances and Secondary C/D Rate Advances. Notices received after the times set forth above shall be deemed received on the next Business Day. Each Notice of Revolving Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Advances, Secondary C/D Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period to be applicable thereto.

       (ii) Whenever the Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Lender (with a copy to the Administrative Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Borrowing (each a "Swing Line Borrowing Notice") prior to 2:00 p.m. (local time for the Swing Line Lender) on the date of such Swing Line Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day), whether a Cost of Funds Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If the Borrower requests a Cost of Funds Rate Quote as aforesaid, then prior to 2:00 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall furnish the Borrower with a quotation of the interest rate being offered with respect to such Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Cost of Funds Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. The Borrower shall immediately inform the Swing Line Lender of its decision as to whether to accept the Cost of Funds Rate Quote and to confirm the Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Borrower has so informed the Swing Line Lender and confirmed the terms of the Swing Line Borrowing, then no later than 3:00 p.m. (local time for the Swing Line Lender) on such date, the Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Borrower by crediting such amount to Borrower's demand deposit account maintained with the Swing Line Lender. If no Cost of Funds Rate Quote is requested or specified in the Notice of Swing Line Borrowing the Swing Line Loan shall be made as a Base Rate Advance.



       (iii) The Borrower shall notify the Administrative Agent at least three (3) Business Days prior to the Closing Date of the Borrowings which will comprise the Term Loans.

     (b) Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Loan Commitments or the Term Loans consisting of Base Rate Advances into a Borrowing consisting of Fixed Rate Advances or to convert all or a portion of an outstanding Borrowing consisting of Fixed Rate Advances into another type of Fixed Rate Advances, or to continue outstanding a Borrowing consisting of Fixed Rate Advances for a new Interest Period, it shall give the Administrative Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Fixed Rate Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 2:00 p.m. (local time for the Administrative Agent) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the applicable type of Fixed Rate Advances, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Fixed Rate Advances, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Fixed Rate Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Fixed Rate Advances shall be permitted except on the last day of the Interest Period in respect thereof.

     (c) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Administrative Agent or the Swing Line Lender, as the case may be, in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swing Line Lender's, as the case may be, record of the terms of such telephonic notice.

     (d) The Administrative Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) give (i) each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this SECTION 4.01.

     SECTION 4.02 DISBURSEMENT OF FUNDS.

     (a) No later than 12:00 noon (local time for the Administrative Agent) in the case of a Borrowing consisting of Fixed Rate Advances and no later than 3:00 p.m. (local time for the Administrative Agent) in the case of a Borrowing consisting of Base Rate Advances on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to SECTION 4.01(b)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to the Borrower's demand deposit account maintained with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to the Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

     (b) No later than 3:00 p.m. (local time for the Swing Line Lender) on the date of each Swing Line Loan, the Swing Line Lender shall make available to the Borrower the requested Swing Line Loan by crediting such amounts to the Borrower's demand deposit account maintained with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to the Borrower's account specified by the Borrower, by the close of business on such Business Day.

     (c) On the Closing Date, each Lender will make available its Pro Rata Share of the amount of the Term Loans in immediately available funds at the Payment Office of the Administrative Agent by 2:00 p.m. (local time for the Administrative Agent). The Administrative Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to the Borrower in accordance with its written instructions by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

     (d) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under SECTION 4.12 hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Term Loan or Revolving Loan Commitment hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (e) All Borrowings under the Revolving Loan Commitments and the Term Loans shall be loaned by the Lenders on the basis of their Pro Rata Share on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Pro Rata Share of any Borrowing hereunder.

     SECTION 4.03 INTEREST.

     (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans and the Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

       (i) For Base Rate Advances--The Base Rate in effect from time to time;
       (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate PLUS the Applicable Margin; and

       (iii) For Secondary C/D Rate Advances-- The relevant Secondary C/D Rate PLUS the Applicable Margin.

     (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

       (i) For Base Rate Advances--The Base Rate in effect on each day that the Swing Line Loan is outstanding; and

       (ii) For Cost of Funds Rate Advances--The relevant Cost of Funds Rate for such Interest Period.

     (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, Swing Line Loans and Term Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

       (i) in the case of overdue principal and interest with respect to all Loans outstanding as Fixed Rate Advances, at the rate applicable for the then-current Interest Period PLUS an additional two percent (2.0%) per annum and, following the termination of such Interest Period, at the rate in effect for Base Rate Advances PLUS an additional two percent (2.0%) per annum; and

       (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at the rate in effect for Base Rate Advances PLUS an additional two percent (2.0%) per annum.

     (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; PROVIDED that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1998. Interest on all outstanding Fixed Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

     (e) The Administrative Agent, upon determining the Adjusted LIBO Rate or Secondary C/D Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     SECTION 4.04 INTEREST PERIODS.

     (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, the Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

     (b) In connection with the making or continuation of, or conversion into, each Borrowing of Secondary C/D Rate Advances, the Borrower shall select an Interest Period to be applicable to such Secondary C/D Rate Advances, which Interest Period shall be either a 30, 60, 90 or 180 days period.

     (c) In connection with the submission of each Cost of Funds Rate Request, the requesting Borrower may select an Interest Period to be applicable to such Swing Line Loan not to exceed fifteen (15) days.

     (d) Notwithstanding paragraphs (a), (b) and (c) of this SECTION 4.04:

       (i) The initial Interest Period for any Borrowing of Fixed Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

       (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

       (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
(iv) and (v) below, expire on the last Business Day of such calendar month;

       (iv) No Interest Period with respect to the Revolving Loans or the Swing Line Loans shall extend beyond the Revolving Loan Termination Date; and



       (v) No Interest Period with respect to the Term Loans shall extend beyond the Maturity Date nor shall any Interest Period with respect to the Term Loans extend beyond any Mandatory Reduction Date, unless the amount of the Term Loans outstanding as Base Rate Advances or Fixed Rate Advances with Interest Periods maturing prior to such Mandatory Reduction Date exceeds the scheduled principal reduction of the Term Loans due on such date.

     SECTION 4.05 FEES.

     (a) The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender based upon its respective Pro Rata Share of the Revolving Loan Commitments, a commitment fee (the "Revolving Loan Commitment Fee") for the period commencing on the Closing Date to and including the Revolving Loan Termination Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1998, and on the Revolving Loan Termination Date, equal to the Applicable Commitment Fee Percentage multiplied by the average daily amount of the unused Revolving Loan Commitments (with the express understanding that the Letter of Credit Obligations and the Masland Bond Exposure shall be deemed to be utilizations of the Revolving Loan Commitments but the Swing Line Loans shall not be deemed to be an utilization of the Revolving Loan Commitments).

     (b) The Borrower shall pay to the Administrative Agent, for the account of itself and the Lenders, a letter of credit fee equal to the Applicable Margin for Eurodollar Advances outstanding pursuant to the Revolving Loan Commitments multiplied by the average daily aggregate Letter of Credit Obligations MINUS the Stated Amount of the Dixie Letter of Credit (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by the Borrower quarterly, in arrears, commencing on June 30, 1998 and continuing thereafter on the last day of each succeeding calendar quarter and on the Revolving Loan Termination Date.

     (c) With respect to the Dixie Letter of Credit, the Borrower shall pay to the Administrative Agent the fee to be paid to SunTrust pursuant to
Section 1(b) of the Dixie Reimbursement Agreement, and from such amount, the Administrative Agent shall pay to the Lenders, a letter of credit fee which is equal to the Applicable Margin for Eurodollar Advances outstanding pursuant to the Revolving Loan Commitments multiplied by the Stated Amount of the Dixie Letter of Credit (the "Bond Letter of Credit Fee") and shall retain for its own account the remainder of any fees paid under the Dixie Reimbursement Agreement. The Bond Letter of Credit Fee shall be payable by the Borrower quarterly, in arrears, commencing on June 30, 1998 and continuing thereafter on the last day of each succeeding calendar quarter and on the Revolving Loan Termination Date (or such earlier date on which the Dixie Letter of Credit or the Lenders' participation therein shall be terminated). Nothing set forth in this Agreement shall be deemed to have relieved the Borrower from its obligations pursuant to the Dixie Reimbursement Agreement.

     (d) Borrower shall pay to the Administrative Agent such other administrative fees in the respective amounts and on the dates as agreed in writing by the Borrower with the Administrative Agent.




     SECTION 4.06 VOLUNTARY PREPAYMENTS OF BORROWINGS.

     (a) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances outstanding as Revolving Loans at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Fixed Rate Advances may be prepaid, at the Borrower's option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to SECTION 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances outstanding as Swing Line Loans at any time in whole, or from time to time in part, in amounts aggregating $25,000 or any greater integral multiple of $1,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Cost of Funds Rate Advances may be prepaid, at the Borrower's option, in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $10,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to SECTION 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with SECTION 4.06(c) below.

     (b) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Loans (i) by 12:00 noon (local time for the Administrative Agent) on the Business Day of any prepayment of Base Rate Advances (or by 2:00 p.m (local time for the Administrative Agent in the case of Base Rate Advances outstanding as Swing Line Loans) and (ii) by 12:00 noon (local time for the Administrative Agent) not less than three
(3) Business Days prior to any prepayment of Fixed Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b) with respect to any prepayment of Revolving Loans or Term Loans, the Administrative Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) notify each Lender of the contents of such notice and of such Lender's Pro Rata Share (as determined pursuant to clause (ii) of such definition) of each of the Loans subject to such prepayment.

     (c) The Borrower, when providing notice of prepayment pursuant to
SECTION 4.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances or Secondary C/D Rate Advances made pursuant to a single Borrowing of the Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and
(ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower, the Administrative Agent or, with respect to the Swing Line Loans, the Swing Line Lender, shall, subject to the foregoing, make such designation in its discretion but using reasonable efforts to avoid funding losses to the Lenders pursuant to SECTION 4.12. All voluntary prepayments shall be applied to the payment of interest before application to principal.

     SECTION 4.07 PAYMENTS, ETC.

     (a) All payments under this Agreement and the other Credit Documents, unless otherwise specified, shall be made without defense, set-off or counterclaim to the Administrative Agent not later than 12:00 noon (local time for the Administrative Agent) on the date when due and shall be made in Dollars in immediately available funds at the Administrative Agent's Payment Office.

     (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of (x) the United States, (y) the jurisdiction in which such Lender is organized, or (z) the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If the Borrower or other Person is required by applicable law to make any deduction or withholding of any Tax, the Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this SECTION 4.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

       (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to the Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; PROVIDED, HOWEVER, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.

       (iii) Borrower shall also reimburse the Administrative Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent or Lender is located) as the Administrative Agent or Lender shall determine are payable by the Administrative Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Administrative Agent or Lender pursuant to paragraph (i) hereof.

       (iv) Within sixty (60) days of the written request of Borrower, each Lender shall execute and deliver such certificates, assignments of claims, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

       (v) To the extent that the payment of any Lender's Taxes by Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender, such Lender shall pay to Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; PROVIDED, HOWEVER, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment, the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement, the Notes, or any other Credit Document.

     (c) Subject to SECTION 4.04(d), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     (e) Payment by the Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

     SECTION 4.08 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans and the Term Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

     SECTION 4.09 ILLEGALITY. Notwithstanding any other provision contained in this Agreement, if any change in any applicable law, regulation or directive, or in the interpretation or application thereof shall make it unlawful or impractical for any Lender to make or maintain its portion of any Eurodollar Borrowings or Secondary C/D Rate Borrowings or to maintain Eurodollar deposits in the London interbank market, the obligation of the Lenders hereunder to advance or maintain Eurodollar Borrowings or Secondary C/D Rate Borrowings, as the case may be, shall forthwith be canceled and the Borrower shall, if any Eurodollar Borrowings or Secondary C/D Rate Borrowings are then outstanding, promptly upon request from the Administrative Agent, either, at the option of the Borrower, pay all such Eurodollar Borrowings or Secondary C/D Rate Borrowings or convert such Eurodollar Borrowings or Secondary C/D Rate Borrowings to Base Rate Borrowings. If any such payment or conversion of Eurodollar Borrowings or Secondary C/D Rate Borrowings is made on a day that is not the last day of the then current Interest Period applicable to such Eurodollar Borrowings or Secondary C/D Rate Borrowings, the Borrower shall promptly pay, upon demand of such Lender (with a copy of such demand to the Administrative Agent) such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender as a result of such payment or conversion. Each Lender shall certify the amount of such loss or expense to the Borrower, and such certification shall be conclusive absent manifest error.

     SECTION 4.10 INCREASED COSTS. In the event that any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Borrowings, included in the definition of Adjusted LIBO Rate or, in the case of Secondary C/D Rate Borrowings, included in the C/D Reserve Percentage) in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. or foreign financial, monetary or other governmental authority, shall:
(a) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Borrowing or Letter of Credit Obligation or change the basis of taxation of payments to any Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of any Lender); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of any Lender, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (c) impose on any Lender or on the London interbank market any other condition with respect to this Agreement, the Notes, the Letter of Credit Obligations or any Eurodollar Borrowing or Secondary C/D Rate Borrowing hereunder; and the result of any of the foregoing is to increase the cost to any Lender of making or committing to make, renewing or maintaining any Eurodollar Borrowing or Secondary C/D Rate Borrowing or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any Eurodollar Borrowing or Secondary C/D Rate Borrowing, THEN, IN ANY CASE, the Borrower shall promptly pay from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent), such additional amounts as will compensate such Lender for such additional cost or such reduction, as the case may be. Each Lender shall certify the amount of such reduced amount to the Borrower, and such certification shall be conclusive absent manifest error.

     SECTION 4.11 CAPITAL ADEQUACY. If, after the date of this Agreement, the Lender shall have determined that the adoption, implementation of phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital (whether on this credit facility or otherwise) as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by a material amount, then from time to time, promptly upon demand by the Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such reduction. A certificate of the Lender claiming compensation under this SECTION 4.11 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, the Lender may use any reasonable averaging and attribution methods generally accepted in the banking industry.

     SECTION 4.12 FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Fixed Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to the Borrower does not occur on the date specified therefor on the Closing Date or in a Notice of Revolving Borrowing, Notice of Swing Line Loan or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to SECTION 4.09) of any Fixed Rate Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, the Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

     SECTION 4.13 LENDING OFFICES.

     Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Fixed Rate Advances affected by the matters or circumstances described in SECTIONS 4.07(b), 4.08, 4.09, 4.10 or 4.11 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this SECTION 4.13 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

     SECTION 4.14 ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this ARTICLE IV shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this ARTICLE IV.

     SECTION 4.15 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of the Letters of Credit, Masland Bonds and Commitment Fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of all such payments received by the Administrative Agent on the same Business Day as such payment is deemed to be received by the Administrative Agent.

     SECTION 4.16 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders (other than payments of principal, interest and fees with respect to the Swing Line Loans which are payable solely to the Swing Line Lender unless the other Lenders are participating therein), such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION
4.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Any payment received by the Administrative Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

     SECTION 4.17 INTEREST RATE ARRANGEMENTS. The Borrower may from time to time enter into an Interest Rate Contract with respect to its Debt which arrangement provides the Borrower effective fixed, maximum, and/or minimum rates of interest with Persons and on terms satisfactory to the Borrower.


     ARTICLE V

     CONDITIONS TO BORROWINGS

     The obligations of each Lender to make Advances to the Borrower hereunder and to extend the Term Loans and the obligation of the Administrative Agent to issue any Letters of Credit hereunder is subject to the satisfaction of the following conditions:

     SECTION 5.01 CONDITIONS PRECEDENT TO INITIAL ADVANCES AND LETTERS OF CREDIT. At the time of the making by each Lender of its initial Advance hereunder or the issuance of the initial Letter of Credit hereunder, all obligations of the Borrower to the Administrative Agent or any Lender incurred prior to the initial Advances or issuance of the initial Letter of Credit (including, without limitation, the Borrower's obligation to reimburse the fees and disbursements of counsel to the Administrative Agent and any fees payable to the Administrative Agent or the Lenders on or prior to such date) shall have been paid in full or shall be paid simultaneously with such initial Advances or issuance of the initial Letter of Credit, and the Administrative Agent shall have received the following, each dated as of the date of the initial Advances or issuance of initial Letter of Credit, in form and substance satisfactory to the Lenders and (except for the Notes) in sufficient copies for each Lender:

     (a) Duly executed counterparts of this Agreement;



     (b) Duly completed Revolving Credit Notes payable to the order of each Lender in the principal amount of each of such Lender's Revolving Loan Commitment;

     (c) Duly completed Term Notes payable to the order of each Lender in the principal amount of each such Lender's Term Loan;

     (d) Duly completed Swing Line Note payable to the order of the Swing Line Lender in the principal amount of the Swing Line Subcommitment;

     (e) A duly executed Subsidiary Guaranty Agreement from each of the Material Subsidiaries of the Borrower;

     (f) Copies of the organizational papers of each of the Credit Parties, certified as true and correct by the Secretary of State of the State of such Credit Party's incorporation, and certificates from the Secretaries of State of the State of such Credit Party's incorporation and of those States in which such Credit Party is legally required to qualify to transact business as a foreign corporation, certifying such Credit Party's good standing as a corporation in such States (provided that, in the case of any Credit Party qualified to do business in more than three states, good standing certificates shall only be required with respect to the three (or in the case of the Borrower, five) states in which such Credit Party receives the greatest percentage of its Net Income);

     (g) Certified copies of the by-laws of each of the Credit Parties, of resolutions of the Board of Directors of each Credit Party approving this Agreement, the Notes and the other Credit Documents to which such Credit Party is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Documents;

     (h) A certificate of the Secretary or Assistant Secretary of each of the Credit Parties certifying the names and true signatures of the officers of such Credit Party authorized to execute this Agreement and the Notes and the other Credit Documents to be delivered hereunder by such Credit Party;

     (i) A favorable written opinion of Witt, Gaither & Whitaker, counsel for the Credit Parties, substantially in the form of EXHIBIT F hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Administrative Agent and the Lenders;

     (j) A duly executed Ratification of the Dixie Guaranty in form and substance satisfactory to the Lenders;

     (k) Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any Contractual Obligations of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

     (l) Certified copies of each of the documents evidencing the Subordinated Debt, including without limitation, a copy of the amendment to the Subordinated Note Purchase Agreement authorizing the issuance of the Subsidiary Guaranty Agreement and evidence satisfactory to the Administrative Agent that all conditions to such issuance have been fulfilled;

     (m) A duly executed closing certificate from the Borrower substantially in the form of EXHIBIT G hereto; and

     (n) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Credit Documents and other documents incident thereto or delivered in connection therewith shall be satisfactory in form and substance to each Lender.

     SECTION 5.02 CONDITIONS PRECEDENT TO EACH ADVANCE AND LETTER OF CREDIT. At the time of the making of each Advance and issuance of all Letters of Credit (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof and the issuance of such Letters of Credit) the following conditions shall have been satisfied or shall exist:

     (a) there shall exist no Default or Event of Default;

     (b) all representations and warranties by Borrower contained herein, other than those relating to a specific date, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans or the issuance of such Letter of Credit;

     (c) since the date of the latest financial statements delivered by Borrower pursuant to SECTION 7.07(a) hereof, there shall have been no change which has had or could reasonably be expected to (x) result in a covenant default or (y) the failure of the Borrower to make any payments due under the Credit Documents (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to SECTION 7.07);

     (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower, threatened (i) which reasonably could be expected to (x) result in a covenant default or (y) the failure of the Borrower to make any payments due under the Credit Documents (whether or not any notice with respect to such action or proceeding has been furnished to the Lenders pursuant to SECTION 7.07);

     (e) the Loans to be made and the use of proceeds thereof or the issuance of such Letters of Credit shall not contravene, violate or conflict with, or involve the Administrative Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Borrower; and

     (g) The Administrative Agent shall have received such other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Administrative Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

     Each request for a Borrowing or issuance of a Letter of Credit and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing or the issuance of such Letter of Credit, that the applicable conditions specified in SECTIONS 5.01 and 5.02 have been satisfied.


     ARTICLE VI

     REPRESENTATIONS AND WARRANTIES

     The Borrower, as to itself and each of its Subsidiaries represents and warrants as follows:

     SECTION 6.01 ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Consolidated Companies has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and
(iii) is in compliance with all Requirements of Law, except where the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would not reasonably be expected to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on SCHEDULE 6.01.

     SECTION 6.02 ORGANIZATIONAL POWER; AUTHORIZATION. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

     SECTION 6.03 ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.



     SECTION 6.04 NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective
Contractual Obligations.

     SECTION 6.05 NO MATERIAL LITIGATION.  Except as set forth on SCHEDULE
6.05 or in any notice furnished to the Lenders pursuant to SECTION 7.07(i) at or prior to the respective times the representations and warranties set forth in this SECTION 6.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to (x) result in a breach of a covenant hereunder or (y) the inability of the Borrower to make the payments required under the Credit Documents as and when due.

     SECTION 6.06 INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

     SECTION 6.07 MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

     SECTION 6.08 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $1,500,000, either individually or in the aggregate, except as set forth on
SCHEDULE 6.08(a) or in any notice furnished to the Lenders pursuant to
SECTION 7.07(j) at or prior to the respective times the representations and warranties set forth in this SECTION 6.08(a) are made or deemed to be made hereunder.

     (b) Except as set forth on SCHEDULE 6.08(b) or in any notice furnished to the Lenders pursuant to SECTION 7.07(j) at or prior to the respective times the representations and warranties set forth in this SECTION 6.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $1,500,000, either individually or in the aggregate; and

     (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

     SECTION 6.09 INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

     SECTION 6.10 NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

     SECTION 6.11 NO BURDENSOME RESTRICTIONS.  Except as set forth on
SCHEDULE 6.11 or in any notice furnished to the Lenders pursuant to SECTION 7.07(p) at or prior to the respective times the representations and warranties set forth in this SECTION 6.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.12 TAXES. Except as set forth on SCHEDULE 6.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this SECTION 6.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $100,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

     SECTION 6.13 SUBSIDIARIES. Except as disclosed on SCHEDULE 6.01, on the date of this Agreement, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on SCHEDULE 6.13 or in any notice furnished pursuant to SECTION 7.07(q) at or prior to the respective times the representations and warranties set forth in this SECTION 6.13 are made or deemed to be made hereunder, Borrower has no Material Subsidiaries.

     SECTION 6.14 FINANCIAL STATEMENTS. The Borrower has furnished to the Administrative Agent and the Lenders the audited consolidated balance sheet of the Borrower and the Consolidated Companies as at December 27, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the 52-week period then ended, including in each case the related schedules and notes. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the date thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be disclosed in accordance with GAAP which are not reflected in the foregoing financial statements or the notes thereto. As of the Closing Date, since December 27, 1997, there have been no changes with respect to such Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.15 ERISA. Except as disclosed on SCHEDULE 6.15 or in any notice furnished to the Lenders pursuant to SECTION 7.07(k) at or prior to the respective times the representations and warranties set forth in this
SECTION 6.15 are made or deemed to be made hereunder:

     (a) IDENTIFICATION OF PLANS. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past six years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

     (b) COMPLIANCE. Each Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies have not incurred and are not likely to incur any tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this SECTION
6.15 (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

     (c) LIABILITIES. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans where such liabilities, together with all other liabilities referred to in this SECTION 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

     (d) FUNDING. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this SECTION 6.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this SECTION 6.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

     SECTION 6.16 PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on SCHEDULE 6.16 or in any notice furnished to the Lenders pursuant to
SECTION 7.07(p) at or prior to the respective times the representations and warranties set forth in this SECTION 6.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrower' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

     SECTION 6.17 OWNERSHIP OF PROPERTY. Each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheets referred to in SECTION 6.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.



     SECTION 6.18 DEBT. As of the Closing Date, except for the Debt outstanding pursuant to the Existing Credit Agreement to be repaid in full or the Closing Date, and as set forth on SCHEDULE 6.18, none of the Consolidated Companies is an obligor in respect of any Debt for borrowed money, or any commitment to create or incur any Debt for borrowed money, in an amount not less than $100,000 in any single case, and such Debt and commitments for amounts less than $100,000 do not exceed $500,000 in the aggregate for all such Debt and commitments of the Consolidated Companies.

     SECTION 6.19 FINANCIAL CONDITION. On the Closing Date and after giving effect to the use of the proceeds of the Term Loans, the Revolving Loans as provided in ARTICLES II and III (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Advances owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this SECTION 6.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 6.20 INTERCOMPANY ADVANCES. On the Closing Date, except as set forth on SCHEDULE 6.20 (or made in the ordinary course of business since the date of such Schedule), there are no Intercompany Advances outstanding. The Intercompany Advances have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

     SECTION 6.21 LABOR MATTERS. Except as set forth in SCHEDULE 6.21 or in any notice furnished to the Lenders pursuant to SECTION 7.07(p) at or prior to the respective times the representations and warranties set forth in this SECTION 6.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.22 PAYMENT OR DIVIDEND RESTRICTIONS.  Except as set forth in
SECTION 8.12 or described on SCHEDULE 6.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

     SECTION 6.23 OBLIGATIONS CONSTITUTE SENIOR DEBT. All of the Obligations outstanding pursuant to this Agreement and the Dixie Reimbursement Agreement and the Parent Guaranty constitute senior debt pursuant to the terms of the Subordinated Debt of the Consolidated Companies.

     SECTION 6.24 DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to
SECTION 7.07 at or prior to the respective times the representations and warranties set forth in this SECTION 6.24 are made or deemed to be made hereunder, there is no fact known to the Borrower which has had, or is reasonably expected to have, a Materially Adverse Effect.


     ARTICLE VII

     AFFIRMATIVE COVENANTS

     So long as any Obligations shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

     SECTION 7.01 ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and, except as expressly permitted by the terms of this Agreement, cause each of its Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.02 COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in
SECTION 6.08(a) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $1,500,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.03 PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 7.04 KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Borrower in conformity with GAAP.

     SECTION 7.05 VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Administrative Agent or Lender may reasonably request after reasonable prior notice to Borrower; PROVIDED, HOWEVER, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required and FURTHER PROVIDED that the Administrative Agent and Lenders shall be bound by the provisions of SECTION 11.08 in connection with the exercise of their rights pursuant to this SECTION 7.05.

     SECTION 7.06 INSURANCE; MAINTENANCE OF PROPERTIES.

     (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances.

     (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

     SECTION 7.07 REPORTING COVENANTS.  Furnish to each Lender:

     (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 95 days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and a consolidating basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and a consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, except with respect to the financial statements prepared on a consolidating basis, accompanied by a report thereon of Ernst & Young LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; PROVIDED, HOWEVER, that this subsection (a) shall be deemed satisfied by the delivery of Borrower's Annual Report on Form 10K as filed with the Securities Exchange Commission delivered in the time allotted above;

     (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated and a consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated and a consolidating basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by a Financial Officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated and consolidating basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes); PROVIDED, HOWEVER, that this subsection (b) shall be deemed satisfied by the delivery of Borrower's Quarterly Report on Form 10Q as filed with the Securities Exchange Commission delivered in the time allotted above;

     (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of a Financial Officer of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with SECTIONS 8.01 through 8.04, 8.06, 8.07, 8.11 and 8.12;

     (d) AUDITOR'S NO DEFAULT CERTIFICATE. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, stating whether anything has come to its attention to cause it to believe that there existed on the date of such statements any Default or Event of Default;

     (e) AMENDMENTS TO SUBORDINATED DEBT; MASLAND BONDS OR DIXIE BONDS. Promptly after the occurrence thereof, copies of executed amendments, modifications or waivers with respect to the Senior Subordinated Note Agreement or the notes issued pursuant thereto, or the Subordinated Convertible Debentures or the indenture executed in connection therewith, the Masland Bonds or the Dixie Bonds;

     (f) ANNUAL BUDGET. By no later than December 31st of each calendar year, a budget, together with a projected balance sheet and income statement of the Borrower and its Subsidiaries for the upcoming fiscal year, certified by a Financial Officer of the Borrower;

     (g) NOTICE OF DEFAULT. Promptly after any officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of a Financial Officer of Borrower specifying the nature thereof and the proposed response thereto;

     (h) ASSET DISPOSITIONS. Together with the financial statements required pursuant to subsection (a) above, a certificate of a Financial Officer of Borrower reporting all Asset Dispositions effected by the Consolidated Companies during the fiscal year covered by such financial statements which involved Asset Values in excess of $1,000,000 in any single transaction or related series of transactions, including the Asset Book Value and the Asset Fair Market Value of such assets and the amounts received by the Consolidated Companies with respect to such sales, and such other information regarding such transactions as any Agent or Lender may reasonably request;

     (i) LITIGATION. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration in either case, involving an aggregate amount in excess of $1,500,000 or which would otherwise reasonably be expected to have a Materially Adverse Effect;

     (j) ENVIRONMENTAL NOTICES. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,500,000;

     (k) ERISA.

       (i) Promptly after any Consolidated Company has knowledge of the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of
(A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $1,500,000 in the aggregate;

       (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A)
of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

       (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

       (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

       (v) Upon the request of the Administrative Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

     (l) LIENS. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by SECTION 8.01;

     (m) DOMESTICATION OF SUBSIDIARIES. Not less than 30 days prior thereto, notice of any intended domestication of any foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

     (n) PUBLIC FILINGS, ETC. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

     (o) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements and solely to the extent related to such financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

     (p) BURDENSOME RESTRICTIONS, ETC. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in SECTION 6.11,
(ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in
SECTION 6.21;

     (q) NEW MATERIAL SUBSIDIARIES. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request;

     (s) ACQUISITIONS. In connection with any Acquisition in excess of $5,000,000, prompt notice of such Acquisition and a summary of the terms thereof;

     (t) DEEMED DEBT. In connection with the consummation of, or any material amendment to, any off-balance sheet financing transaction resulting in the creation of Deemed Debt, a summary of the terms of such transaction and a calculation of the Deemed Debt resulting therefrom; and

     (u) OTHER INFORMATION. With reasonable promptness, such other information about the Consolidated Companies as any Agent or Lender may reasonably request from time to time.

     SECTION 7.08 COMPLIANCE WITH CONTRACTUAL OBLIGATIONS. Comply with its Contractual Obligations except where the failure to comply would not reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.09 ADDITIONAL CREDIT PARTIES. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition or formation of any entity) of any Material Subsidiary, (ii) the transfer of assets to any Consolidated Company if as a result thereof the recipient of such assets becomes a Material Subsidiary, or (iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall execute and deliver, and cause to be executed and delivered a Subsidiary Guaranty Agreement from each such Material Subsidiary, together with related documents evidencing the due authorization, execution and delivery of such Subsidiary Guaranty Agreement and the enforceability thereof, and related corporate authorization documents, organizational documents, secretary's certificates and opinions, all in form and substance satisfactory to the Administrative Agent and the Lenders.




     ARTICLE VIII

     NEGATIVE COVENANTS

     So long as any Obligations shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, and will not allow any of its Subsidiaries to, without the written consent of the Required Lenders:

     SECTION 8.01 LIENS, ETC. Create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired, except:

     (a) Liens existing on the date hereof as set forth on SCHEDULE 8.01 attached hereto; plus

     (b) purchase money Liens upon any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, provided that such Lien does not extend to any other property and further provided that (i) such Lien does not exceed the purchase price which shall not exceed the fair market value (which may include goodwill and intangibles) on the date of such purchase of such property and (ii) the total amount of indebtedness secured by such purchase money Liens does not at any time exceed the aggregate principal amount of $20,000,000 at any one time outstanding; plus

     (c) Liens existing on any property held in the ordinary course of business by the Borrower or any Subsidiary at the time of its acquisition (other than any such Lien created in contemplation of such acquisition except as otherwise permitted hereunder); plus

     (d) Liens existing on property of any Person acquired by the Borrower or any of its Subsidiaries at the time of such Acquisition (other than any such Lien created in contemplation of such Acquisition); plus

     (e) purchase money Liens on the property of any Person acquired or property acquired or held by the Borrower or any Subsidiary to secure the purchase price of such property or such Person or to secure Debt incurred solely for the purpose of financing the acquisition of such property or such Person, provided that such Lien does not extend to any other property and further provided that such Lien does not exceed the purchase price not to exceed the fair market value (which may include goodwill and intangibles) at the time of purchase of such property or such Person and further provided that such purchase shall not result in a violation of
SECTION 8.01(b) above; plus

     (f) Liens for taxes or assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings if, with respect to the amount of such Liens in excess of $5,000,000, adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP and/or with respect to which capacity exists under this Agreement or other committed credit facilities of the Borrower; plus

     (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; plus

     (h) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that (A) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (B) the existence of such Lien does not materially detract from the value of such property or assets (other than property or assets with a de minimus value) to the Borrower or any Subsidiary or unreasonably interfere with the ordinary conduct of business; plus

     (i) Liens arising from maturity factoring arrangements of Borrower or any of its Subsidiaries occurring in the normal course of business and which do not exceed the actual amount of the accounts factored pursuant to such arrangement; plus

     (j) Liens resulting from judgments (not covered by insurance) which have not been in existence over 30 days or which judgments are being appealed in good faith provided that such Liens may not exceed an aggregate amount of $5,000,000 unless with respect to the amount of such Lien exceeding $5,000,000 Borrower maintains adequate reserves in accordance with GAAP and/or the capacity exists under this Agreement or other committed credit facilities of the Borrower to remove such Liens; plus

     (k) extensions, renewals or replacements of any Lien referred to in clauses (a) through (j) of this SECTION 8.01, provided that the principal amount of the Debt or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered by the Lien.

     SECTION 8.02 DEBT. Create, incur, assume or suffer to exist, any Debt, other than:

     (a) Debt outstanding pursuant to the Credit Documents; plus

     (b) Debt outstanding on the Closing Date and described on SCHEDULE
6.18 hereof (including the guaranty of the obligations of the Borrower pursuant to the Subordinated Note Purchase Agreement by any Subsidiary of Borrower which is or simultaneously becomes a party to the Subsidiary Guaranty Agreement); plus

     (c) (i) Debt owing to a Credit Party in the form of Intercompany Advances, payable on demand, and (ii) Investments in Subsidiaries permitted by SECTION 8.03; PROVIDED THAT, the aggregate amount of Intercompany Advances at any one time outstanding from the Borrower to its Subsidiaries (excluding amounts owed by Dixie Funding to the Borrower in connection with the Securitization Program) shall not exceed $85,000,000 at any time outstanding; plus

     (d) purchase money Debt to the extent permitted by SECTION 8.01; plus


     (e) unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes and not represented by a promissory note or other evidence of indebtedness; plus

     (f) Debt incurred by Masland in connection with the Masland Bonds as long as such Masland Bonds are owned by the Administrative Agent; plus

     (g) Deemed Debt incurred by Dixie Funding in connection with the Securitization Program; plus

     (h) Additional Debt and Deemed Debt to the extent permitted pursuant to the last sentence of this SECTION 8.02.

     Notwithstanding any provision of this Agreement to the contrary, (i) Deemed Debt of the Consolidated Companies in excess of $60,000,000 at any one time outstanding shall be deemed to be Debt of the Consolidated Companies, and (ii) at no time shall the aggregate principal amount of outstanding Debt and Deemed Debt of the Consolidated Companies (excluding Debt arising under subsections (a), (b), (c), (e) and (f) above and Deemed Debt permitted under (g) or (h) except as provided in clause (i) hereof) exceed $40,000,000.

     SECTION 8.03 RESTRICTIONS ON LOANS, ADVANCES, ACQUISITIONS, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or any other Investment in, or the Acquisition of, any Person, except that the Borrower or any Subsidiary may:

     (a) make or permit to remain outstanding (i) Intercompany Advances permitted by SECTION 8.02, and (ii) Intercompany Advances from a Subsidiary which is not a Credit Party to Borrower which are subordinated to the Obligations of the Borrower on terms and conditions satisfactory to the Administrative Agent; plus

     (b) permit to remain outstanding any Investments in any Subsidiary existing on the Closing Date and set forth on SCHEDULE 8.03 plus additional Investments (in addition to cash Intercompany Advances permitted above) in Subsidiaries; provided that, the aggregate amount of Investments in Subsidiaries which are not Credit Parties shall not exceed $10,000,000 at any time outstanding; plus

     (c) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; plus

     (d) acquire and own:

       (1) prime commercial paper and certificates of deposit in and banker's acceptances of United States commercial banks having total assets in excess of $1,000,000,000, in each case due within one year from the date of purchase and payable in the United States in Dollars;

       (2) Eurodollar certificates of deposit in commercial banks having total assets in excess of $1,000,000,000, due within one year from the date of purchase and payable in the United States in Dollars;

       (3) directly or indirectly through mutual funds, obligations of United States of America or any agency thereof;

       (4) directly or indirectly through mutual funds, corporate securities or municipal notes or bonds rated "A" or better by Moody's Investors Service or the comparable rating of Standard & Poors Corporation;

       (5) adjustable rate preferred stock rated "A" or better by Moody's Investors Service or Standard & Poors Corporation;

       (6) repurchase agreements of United States banks having total assets in excess of $1,000,000,000 with respect to certificates and obligations described in clauses (1) through (5) above; plus

     (e) acquire for cash or capital stock of Borrower, a minority interest in any Person engaged in the textile, carpet or related businesses, with the reasonable intention of acquiring majority control of such Person within a reasonable period of time and with the financial ability to acquire such majority control with Debt, existing cash, or capital stock of Borrower within the limitations of subsection (f); PROVIDED that, a certificate of a Financial Officer of the Borrower is delivered to the Lenders within thirty (30) days following the consummation of such Investment demonstrating compliance on a pro forma basis with the financial covenants set forth in SECTION 8.11 both before and after giving effect to such Investment and FURTHER PROVIDED no other Default or Event of Default exists hereunder or would result therefrom; plus

     (f) enter into Acquisition of Persons engaged in the textile, carpet or related businesses PROVIDED that, (i) the aggregate amount of cash paid and Debt assumed in connection with such Acquisition by any Consolidated Company shall not exceed $50,000,000 (including any prior Investment in such Person made pursuant to subsection (e) above), (ii) a certificate of a Financial Officer of the Borrower is delivered to the Lenders within thirty
(30) days following the consummation of such Acquisition demonstrating compliance on a pro forma basis with the financial covenants set forth in
SECTION 8.11 both before and after giving effect to such Acquisition, and
(iii) no other Default or Event of Default exists hereunder or would result therefrom; plus

     (g) endorse negotiable instruments for collection in the ordinary course of business; plus

     (h) make or permit to remain outstanding (i) loans and advances to employees participating in the Borrower's Employee Stock Purchase Plan, and
(ii) travel and other like advances to officers and employees in the ordinary course of business, except that the aggregate amount of (i) and
(ii) at any time outstanding shall not exceed $2,000,000; plus

     (i) make additional Investments in any other Person (except Subsidiaries), provided that the sum of such Investments, shall not exceed in aggregate amount, the greater of (x) $25,000,000, or (y) 15% of Net Worth at the time of such transaction; and further provided, that no Subsidiary shall acquire any stock or securities of, the Borrower; plus

     (j) issue guarantees to the extent permitted by SECTION 8.02; plus



     (k) make or permit to remain outstanding Investments to fund non-qualified employee benefit plans for highly compensated employees.

     SECTION 8.04 MERGER AND ASSET DISPOSITIONS. Enter into any transaction of merger, consolidation, pooling of interest, joint venture, syndicate or other combination with any other Person or enter into any Asset Disposition except that:

     (a) any Subsidiary may merge with the Borrower, PROVIDED THAT the Borrower shall be the continuing or surviving corporation, or with any one or more other Subsidiaries;

     (b) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Borrower or another Subsidiary, and upon disposal of substantially all of its assets as permitted by this subsection (b), such Subsidiary may be liquidated;

     (c) Borrower may merge with another Person; PROVIDED, THAT following such merger, (i) Borrower shall be the surviving corporation, and (ii) Borrower shall be in compliance with all financial covenants set forth in
SECTION 8.11 both before and after giving effect to such merger, and (iii) no Default or Event of Default shall exist hereunder either before or after giving effect to such merger;

     (d) Any Subsidiary may merge with another Person; PROVIDED, that following such merger the Subsidiary shall be the surviving corporation and no Default or Event of Default shall exist hereunder;

     (e) Borrower and its Subsidiaries may, in any one fiscal year, make Asset Dispositions (at then current market value) of assets (including stock of a Subsidiary) (i) having an Asset Book Value of less than twenty-five percent (25%) of Net Tangible Assets as of the end of the most recent preceding fiscal quarter, and (ii) which contributed less than ten (10%) of positive EBIT, for the immediately preceding four fiscal quarters; PROVIDED, HOWEVER, following any Asset Disposition of the stock of a Subsidiary resulting in a minority interest in such former Subsidiary, any resulting Investment in such former Subsidiary must be permitted pursuant to SECTION 8.03(i) hereof; and

     (f) The Borrower and any Subsidiary may make any Acquisition or Investment permitted by SECTION 8.03 hereof.

     SECTION 8.05 ISSUANCE OF STOCK BY SUBSIDIARIES. Permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into such shares) to issue, sell or dispose of any shares of its stock of any class (other than directors' qualifying shares, if any).

     SECTION 8.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under operating leases or agreements to lease (other than capital leases) which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, to exceed $10,000,000 payable in any period of twelve consecutive calendar months.

     SECTION 8.07 SALE AND LEASE-BACK. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement; PROVIDED, HOWEVER, the Borrower and its Subsidiaries may enter into arrangements otherwise prohibited by this
SECTION 8.07 where either (i) the Asset Value of the property sold and leased back by the Borrower and its Subsidiaries does not, in the aggregate, exceed $5,000,000, or (ii) in connection with an off-balance sheet financing transaction where the Borrower or such Subsidiary is incurring Deemed Debt otherwise permitted by the terms of this Agreement.

     SECTION 8.08 SALE OR DISCOUNT OF RECEIVABLES. Except for the maturity factoring arrangements contemplated by SECTION 8.01(i) hereof and the Securitization Program, sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     SECTION 8.09 COMPLIANCE WITH ERISA. Take or fail to take, nor permit any ERISA Affiliate to take or fail to take, any action with respect to a Plan including, but not limited to (i) establishing any Plan, (ii) amending any Plan, (iii) terminating or withdrawing from any Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a Material Adverse Effect, result in a lien on the property of the Consolidated Companies, or require the Consolidated Companies to provide any security, in any case involving an amount exceeding $5,000,000 in the aggregate.

     SECTION 8.10 CONTRACTS WITH AFFILIATES, DIRECTORS, OR CONTROLLING SHAREHOLDERS. Enter into any contract or agreement with an Affiliate, a Director or a Controlling Shareholder except on an arms-length basis and without any preferential term or provision.

     SECTION 8.11 FINANCIAL COVENANTS. In the case of the Borrower, permit:

     (a) SENIOR FUNDED DEBT TO EBITDA. Its ratio of Senior Funded Debt to EBITDA as of the last day of any fiscal quarter of the Borrower to be greater than 3.00 to 1.00, calculated, in the case of EBITDA, for the preceding four fiscal quarters ending on such date.

     (b) LEVERAGE RATIO. Its Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 0.65 to 1.00.

     (c) INTEREST COVERAGE RATIO. Its Interest Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 1.75 to 1.00.

     (d) CONSOLIDATED NET WORTH. Fail to maintain as of the last day of each fiscal quarter of Borrower, Consolidated Net Worth equal to or greater than the Minimum Compliance Level PLUS, for each of the first three fiscal quarters of each fiscal year of Borrower, 50% of the Consolidated Net Income of the Borrower earned during the current fiscal year, calculated on a cumulative basis for such fiscal year; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any year-to-date fiscal period, Consolidated Net Income shall be deemed to be $0. The "Minimum Compliance Level" shall, as of any date of determination, equal to the sum of (x) $115,000,000 (excluding the write-off resulting from the Tarboro Disposition in the amount of $9,673,166), PLUS (y) an additional amount calculated as of the last day of each fiscal year of Borrower, commencing with fiscal year 1998 and added to the Minimum Compliance Level then in effect as of the last day of such fiscal year, equal to 50% of the Consolidated Net Income for such fiscal year of Borrower then ending; PROVIDED, HOWEVER, in the event that the Consolidated Companies suffer a net loss for any fiscal year, Consolidated Net Income shall be deemed to be $0, and further provided that amounts calculated pursuant to clause (y) above shall be permanent increases in the Minimum Compliance Level so that in no event shall the Minimum Compliance Level at any date of determination be less than the amount required at any preceding date of determination.

     SECTION 8.12 DIVIDENDS, ETC. In the case of the Borrower, declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire, defease or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

       (i) dividends payable solely in shares of capital stock and acceptance of capital stock in payment of the purchase price of any right to purchase the capital stock of Borrower granted to an officer, director or employee of a Consolidated Company; and

       (ii) cash dividends declared and paid, and all other such payments made, including repurchases of stock from employees in connection with employee benefit plans (but excluding stock repurchases made pursuant to subsection (iii)) in an aggregate amount in any fiscal year not to exceed 50% of Net Income (which must be a positive number) earned during the Borrower's preceding fiscal year;

       (iii) payments made to repurchase outstanding stock of Borrower; provided that such payments do not exceed the fair market value of such stock and are made in connection with a stock repurchase program implemented by Borrower for the benefit of all of its shareholders; and

       (iv) regularly scheduled payments of interest and principal amortization with respect to the Senior Subordinated Note Agreement and the Subordinated Convertible Debentures; PROVIDED THAT, during the six-month period prior to any scheduled amortization payment with respect to the Subordinated Convertible Debentures, the Borrower may purchase its Subordinated Convertible Debentures for an aggregate purchase price not to exceed 1.25 multiplied by the next scheduled amortization payment provided that such purchased Subordinated Convertible Debentures are tendered by the Borrower in satisfaction of its obligation to make the next scheduled amortization payment(s) with respect to the Subordinated Convertible Debentures;

       PROVIDED, HOWEVER, no such dividend or other payment may be declared or paid pursuant to clauses (ii), (iii) or (iv) above unless no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

     SECTION 8.13 ACTIONS UNDER CERTAIN DOCUMENTS. (a) Modify, amend, cancel or rescind the Intercompany Advances (except for modifications and amendments to increase the principal amount of the Intercompany Advances to the extent otherwise permitted by this Agreement);



     (b) Modify or amend Subordinated Debt or any agreements or documents evidencing or governing the Subordinated Debt, the Securitization Program or the Masland Bonds other than modifications of the Subordinated Debt, Securitization Program and the Masland Bonds which do not (i) in the case of the Masland Bonds, increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate or any fees or penalties thereunder (other than a repricing of the Securitization Program in accordance with market conditions at the time of any extension or renewal thereof), (iii) modify any requirement of prepayment or repayment thereunder (other than extensions of the term of the Securitization Program or any Subordinated Debt), or (iv) add or make more onerous any other provision thereof or that would cause or permit such indebtedness to become due and payable prior to the Obligations;

     (c) For so long as the Administrative Agent is the holder of the Masland Bonds, elect that the Masland Bonds bear interest at the "Term Rate" or the "Weekly Rate" as such terms are defined in the Trust Indenture executed in connection with the Masland Bonds; or

     (d) Prepay or otherwise shorten the maturity of any Subordinated Debt.

     SECTION 8.14 LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to the Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to the Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under (x) the Credit Documents or (y) the Senior Subordinated Note Indenture as in effect on the date hereof.

     SECTION 8.15 CHANGE OF FISCAL YEAR. Change the calculation of the fiscal year of any of the Consolidated Companies.


     ARTICLE IX

     EVENTS OF DEFAULT AND REMEDIES

     Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

     SECTION 9.01 PAYMENTS. The Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or the Borrower shall fail to make within seven (7) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

     SECTION 9.02 COVENANTS WITHOUT NOTICE. Borrower shall fail to observe or perform any covenant or agreement contained in SECTIONS 7.07(g) or (q),
7.09 or ARTICLE VIII;

     SECTION 9.03 OTHER COVENANTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in SECTIONS 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by any Agent or Lender;

     SECTION 9.04 REPRESENTATIONS. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

     SECTION 9.05 NON-PAYMENTS OF OTHER DEBT. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest or other amount due on any Debt (other than the Obligations) or Deemed Debt exceeding $2,500,000 in the aggregate;

     SECTION 9.06 DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform, unless such failure is waived or cured within any applicable grace period, any covenants or agreements contained in any agreements or instruments relating to any of its Debt exceeding $2,500,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Debt or any other Person to accelerate, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

     SECTION 9.07 BANKRUPTCY. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

     SECTION 9.08 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

       (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

       (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

       (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

       (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

     SECTION 9.09 JUDGMENT. A judgment or order for the payment of money in excess of $2,500,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 45 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     SECTION 9.10 OWNERSHIP OF CREDIT PARTIES. If any Guarantor shall at any time fail to be a wholly owned Subsidiary of Borrower, either directly or indirectly through another wholly owned Subsidiary of Borrower;

     SECTION 9.11 CHANGE IN CONTROL OF BORROWER. Any Change in Control shall occur or exist;

     SECTION 9.12 DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

     SECTION 9.13 DEFAULT UNDER INTEREST RATE CONTRACT OR CURRENCY CONTRACT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of the or any Interest Rate Contract or Currency Contract (excluding any termination or cancellation effected at the option of Borrower in the exercise of Borrower's business judgment or any other termination or cancellation of such Interest Rate Contract or Currency Contract not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $2,500,000 in the aggregate;

     SECTION 9.14 ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $2,500,000 in aggregate and is not removed within 90 days of the same being made;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders, and upon the written or telecopy request of the Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agents, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; PROVIDED, that, if an Event of Default specified in SECTION 9.07 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and
(ii) above, shall occur automatically without the giving of any such notice. Upon any acceleration of the Loans outstanding hereunder, all outstanding Letters of Credit shall be deemed to have been fully drawn and the Borrower shall be required to deposit cash collateral into the L/C Cash Collateral Account in accordance with the provisions of SECTION 2.06(b).


     ARTICLE X

     THE AGENTS

     SECTION 10.01 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates SunTrust as Administrative Agent to act as herein specified. Each Lender hereby designates NationsBank, N.A. as Documentation Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein, including the Masland Bonds, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. The Documentation Agent in its capacity as such, shall not have any duties or obligations whatsoever under this Agreement, the Notes or any of the other Credit Documents, but shall nevertheless be entitled to all benefits afforded to each of it in such capacity hereunder.

     SECTION 10.02 NATURE OF DUTIES OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. The Administrative Agent agrees to give each Lender prompt notice of the Administrative Agent's receipt from the Borrower of any notice under this Agreement or the Masland Bonds.

     SECTION 10.03 LACK OF RELIANCE ON THE AGENTS.

     (a) Each Lender agrees that, independently and without reliance upon the Administrative Agent, the Documentation Agent, any other Lender, or the directors, officers, agents or employees of the Administrative Agent, the Documentation Agent or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Credit Documents, including the decision to enter into this Agreement and to purchase the participation in the Masland Bonds, and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

     (b) Neither the Administrative Agent nor the Documentation Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the Masland Bonds or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes or the Masland Bonds, or the financial condition of the Borrower or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

     SECTION 10.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT.

     (a) If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Administrative Agent to personal liability or would be contrary to any Loan Document or to applicable law.

     (b) The Administrative Agent may assume that no Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from the Borrower stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

     SECTION 10.05 LIABILITY OF THE AGENTS. Neither the Administrative Agent, the Documentation Agent, nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by them in such capacity under or in connection with the Credit Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent, the Documentation Agent and their respective directors, officers, agents, and employees:

     (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof in form satisfactory to the Administrative Agent, signed by the payee and may treat each Lender as the owner of that Lender's interest in the obligations due to the Lender for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

     (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

     (c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Credit Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Credit Documents;

     (d) except to the extent expressly set forth in the Credit Documents, will have no duty to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the terms, conditions, or covenants of any of the Credit Documents or to inspect the property, books, or records of the Borrower or any Subsidiary or other Person;

     (e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

     (f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, document, statement, telex, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

     (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Notes, Advances, and other amounts; PROVIDED that promptly upon discovery of such an error in computation, the Administrative Agent, the Lender, and (to the extent applicable) the Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     SECTION 10.06 INDEMNIFICATION. Each Lender shall, ratably in accordance with the respective outstanding principal amount of its Advances, indemnify and hold the Administrative Agent, the Documentation Agent and their respective directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Credit Documents (other than losses incurred by reason of the failure by the Borrower to pay the obligations due to the Lenders hereunder or under the Notes) or any action taken or not taken by it as Administrative Agent or the Documentation Agent thereunder, EXCEPT for the gross negligence or willful misconduct of such party. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Credit Documents, to the extent that the Borrower is required to pay that cost or expense but fails to do so upon demand.

     SECTION 10.07 AGENTS AND AFFILIATES. SunTrust Bank, Atlanta (and each successor Administrative Agent) and NationsBank, N.A. each have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or Documentation Agent, respectively; and the term "the Lenders" or "Lender" includes SunTrust Bank in its individual capacity and NationsBank, N.A. in its individual capacity. SunTrust Bank (and each successor Administrative Agent), NationsBank, N.A. and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower and any Affiliate or Subsidiary of the Borrower, as if it were not the Administrative Agent or the Documentation Agent and without any duty to account therefor to the Lenders. SunTrust Bank (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership among the Lenders.

     SECTION 10.08 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as such at any time by written notice to the Borrower and the Lenders, to be effective upon a successor's acceptance of appointment as Administrative Agent. In such event, subject to the approval of the Borrower, the Required Lenders shall appoint a successor Administrative Agent or Administrative Agents, who must be from among the Lenders; PROVIDED, that the Administrative Agent shall be entitled to appoint a successor Administrative Agent from among the Lenders, subject to acceptance of appointment by that successor Administrative Agent and subject to the approval of the Borrower, if the Required Lenders have not appointed a successor Administrative Agent within thirty (30) calendar days after the date the Administrative Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Administrative Agent under the Credit Documents, and the resigning Administrative Agent will thereupon be discharged from its duties and obligations thereafter arising under the Credit Documents.


     ARTICLE XI

     MISCELLANEOUS

     SECTION 11.01 NO WAIVER. No delay or failure on the part of the Administrative Agent or any Lender or any holder of any of the Notes in the exercise of any right, power or privilege granted under this Agreement, under any other Loan Document, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Lenders unless made in writing and signed by the Administrative Agent, and then only to the extent expressly specified therein.

     SECTION 11.02 NOTICES. Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing and shall be given at the address set forth for such party on the signature pages hereof. Any such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified above or specified opposite each Lender's signature below and the appropriate answerback is received, (ii) if given by mail, upon the earlier of receipt or the third Business Day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or
(iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein. The Borrower, the Administrative Agent, any other Agent or any Lender may change its address for notice purposes by notice to the other parties in the manner provided herein.

     SECTION 11.03 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     SECTION 11.04 TIME IS OF THE ESSENCE. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

     SECTION 11.05 PAYMENT OF EXPENSES, ETC.  Borrower shall:

     (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and reasonable disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Administrative Agent and the Lenders;

     (b) subject, in the case of certain Taxes, to the applicable provisions of SECTION 4.07(b), pay and hold each of the Agents and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

     (c) indemnify the Agents and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

     (d) in addition to amounts payable elsewhere provided in this Agreement, without duplication, indemnify, pay and save the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit for the account of Borrower, other than as a result of the gross negligence or willful misconduct of the Administrative Agent; or (ii) the failure of the Administrative Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future DE JURE or DE FACTO government or governmental authority;

     (e) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other reasonable charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders, the Agents, or their nominees or designees.

If and to the extent that the obligations of Borrower under this SECTION
11.05 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     SECTION 11.06 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

     (b) Any Lender may make, carry or transfer its Advances at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

     (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Advances at the time owing to it and the Notes held by it) to any financial institution; PROVIDED, HOWEVER, that (i) the Administrative Agent and Borrower must give their prior written consent to such assignment unless such assignment is to an Affiliate of the assigning Lender (such consent not to be unreasonably withheld; PROVIDED THAT, the Borrower may withhold its consent without any cause or justification for a period of ninety (90) days after notice of a proposed assignment hereunder and if the Borrower designates another Lender acceptable to the Administrative Agent within that period willing to purchase the assigning Lender's proposed assignment amount for the same purchase price and on the same terms and conditions as the assigning Lender's proposed assignee, the assigning Lender shall sell such interest hereunder to the Borrower's proposed assignee in accordance with this SECTION 11.06), (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiplies thereof,
(iii) such assigning Lender shall assign a proportionate share of all of its Commitments, assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the outstanding Advances and its participation in the MASLAND BONDS to the such assignee, and (iv) the parties to each such Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment.
From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments of $10,000,000; PROVIDED, HOWEVER, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

     (d) Each Lender may, without the consent of Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitments and the Loans owing to it and the Notes held by it), PROVIDED, HOWEVER, that
(i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; PROVIDED, HOWEVER, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and
(iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in ARTICLE IV of this Agreement, and (v) Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement.

     (e) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release the Lender from any of its obligations hereunder.

     (f) If (i) any Taxes referred to in SECTION 4.07(b) have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to SECTION 4.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to SECTION 4.08 or
SECTION 4.09, or any Lender makes a claim for increased costs pursuant to
SECTION 4.11, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of SECTION 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower and consented to by the Administrative Agent (such consent not be unreasonably withheld) in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; PROVIDED, HOWEVER, Lenders subject to this SECTION 11.06 shall be treated in a substantially identical manner.

     SECTION 11.07 GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW
PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE DIXIE REIMBURSEMENT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES JOHN W. MURREY OR ANY OTHER PARTNER OF THE LAW FIRM OF WITT, GAITHER AND WHITAKER, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTWITHSTANDING THE FOREGOING, UPON NOTICE FROM THE BORROWER TO THE ADMINISTRATIVE AGENT, THE BORROWER MAY APPOINT A SUBSTITUTE AGENT SATISFACTORY TO THE REQUIRED LENDERS FOR PURPOSES OF THIS
SECTION 11.07(c), AND UPON ACCEPTANCE BY SUCH SUBSTITUTE AGENT AND THE REQUIRED LENDERS, SUCH SUBSTITUTE AGENT SHALL SERVE AS THE AGENT FOR SERVICE OF PROCESS HEREUNDER. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

     (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     SECTION 11.08 CONFIDENTIALITY. Each Lender agrees that it will maintain in confidence and will not disclose, publish or disseminate, to any Person, any confidential information which it has or shall acquire during the term of this Agreement relating to the business, operations and condition, financial or otherwise of the Borrower, except that such information may be disclosed by such Lender if and to the extent that:

     (a) such information is in the public domain at the time of disclosure;

     (b) such information is required to be disclosed by subpoena or similar process of applicable law or regulations;

     (c) such information is required to be disclosed to any regulatory or administrative body or commission to whose jurisdiction such Lender may be subject;

     (d) such information is disclosed to counsel, auditors or other professional advisors to such Lender or to affiliates of such Lender provided that such affiliates agree to keep such information confidential as set forth herein;

     (e) such information is disclosed with the prior written consent of the Borrower which consent shall not be unreasonably withheld or delayed;

     (f) such information is disclosed in connection with any litigation or dispute between such Lender and the Borrower concerning this Agreement or the Notes or any of the other Credit Documents;

     (g) such information is disclosed in connection with a prospective assignment, grant of a participation interest in or other transfer by such Lender of any of its interest in the Credit Documents in accordance with
SECTION 11.06;

     (h) such information was in the possession of such Person or such Person's affiliates without obligation of confidentiality prior to such Lender furnishing it to such Person; or

     (i) such information is received by such Lender, without restriction as to its disclosure or use, from a Person, who, to such Lender's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality.

     Each Lender agrees to use its best efforts to give the Borrower prompt notice of any subpoena or similar process referred to in clause (b) above, provided that such Lender shall have no liability in event such notice is not given.



     SECTION 11.09 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     SECTION 11.10 INTENT NOT TO VIOLATE USURY LAWS. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Borrower and the Agents and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest or loan charges contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Lenders by the Borrower under this Agreement.

     SECTION 11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 11.12 SURVIVAL. The obligations of the Borrower under SECTIONS 4.07(b), 4.10, 4.11, 4.12, 4.16 and 11.05 hereof shall survive the payment in full of the Notes after the Revolving Loan Termination Date and the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

     SECTION 11.13 SEVERABILITY. In case any provision in or obligation under this Agreement, the Letter of Credit Agreement, or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 11.14 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 11.15 CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in
SECTION 7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, or (ii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     SECTION 11.16 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, and remedies of the Administrative Agent or any Lender provided herein or in any other Loan Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity.

     SECTION 11.17 AMENDMENTS; CONSENTS. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Subsidiary therefrom, may in any event be effective unless in writing signed by the Required Lenders, and then only in the specific instance and for the specific purpose given; and without the approval in writing of each Lender with respect to its Advances, no amendment, modification, supplement, termination, waiver, or consent may be effective:

     (a) to amend or modify the principal of, or the amount of principal, principal prepayments, or the rate of interest payable on, any Borrowing or the amount of any Revolving Loan Commitment or the Masland Bonds (other than the exercise of the put pursuant to Section 6(c) of the Bond Purchase Agreement which may be exercised by SunTrust in its sole discretion);

     (b) to prospectively postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Borrowing or to extend the term of any Revolving Loan Commitment or the Masland Bonds; or

     (c) to amend or modify the definitions of any "Revolving Loan Commitment" or "Required Lenders," or of this SECTION 11.17 or SCHEDULE 1.1.

Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this SECTION 11.17 shall apply equally to, and shall be binding upon, all Lenders and the Administrative Agent.

     SECTION 11.18 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.19 ENTIRE AGREEMENT. This Agreement and the other Credit Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto including, without limitation, any loan commitment from the Administrative Agent to the Borrower, are expressly superseded hereby. The execution of this Agreement and the other Credit Documents by the Borrower was not based upon any facts or materials provided by the Administrative Agent or any Lender, nor was the Borrower induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by the Administrative Agent or any Lender.

                      [Signatures on following pages]










     WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.

                                  THE DIXIE GROUP, INC.


                                 By:  /s/GLENN A. BERRY
                                      Glenn A. Berry
                                      Vice President and Chief
                                      Financial Officer


                                 By:  /s/GARY A. HARMON
                                      Gary A. Harmon
                                      Treasurer


                             Attest:  /s/STARR T. KLEIN
                                      Starr T. Klein
                                      Secretary

                                       [CORPORATE SEAL]


Address:
The Dixie Group, Inc.
1100 Watkins Street
Chattanooga, Tennessee  37404
Attn: Mr. Gary A. Harmon

Telecopy:  (423) 493-7353










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]










                                  SUNTRUST BANK, ATLANTA, as Administrative
                                    Agent

                                 By:  /s/BRADLEY J. STAPLES
                                      Bradley J. Staples

                                 Title:  Assistant Vice President


                                 By:  /s/DAVID W. PENTER
                                      David W. Penter

                                 Title:  Group Vice President


Address:
SunTrust Bank, Atlanta
25 Park Place, 23rd Floor
Atlanta, Georgia  30303
Attn: Bradley J. Staples
Telecopy:  (404) 588-8833

Payment Office:
25 Park Place, 23rd Floor
Atlanta, Georgia  30303










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]












                                  NATIONSBANK, N.A., as Documentation Agent

                                 By:  /s/DAVID H. DINKINS
                                      David H. Dinkins

                                 Title:  Vice President


Address:
100 North Tryon Street, 8th Floor
Charlotte, NC  28255
Attn: Dave Dinkins
Telecopy:  (704) 386-1270










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]












                                  SUNTRUST BANK, ATLANTA


                                 By:  /s/BRADLEY J. STAPLES
                                      Bradley J. Staples

                                 Title:  Assistant Vice President


                                 By:  /s/DAVID W. PENTER
                                      David W. Penter

                                 Title:  Group Vice President


Address:
SunTrust Bank, Atlanta
25 Park Place, 23rd Floor
Atlanta, Georgia  30303
Attn: Bradley J. Staples
Telecopy:  (404) 588-8833










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]











                                  NATIONSBANK, N.A.

                                 By:  /s/DAVID H. DINKINS
                                      David H. Dinkins

                                 Title:  Vice President


Address:
100 North Tryon Street, 8th Floor
Charlotte, NC  28255
Attn: Dave Dinkins
Telecopy:  (704) 386-1270











                   [SIGNATURE PAGE TO CREDIT AGREEMENT]











                                  SOUTHTRUST BANK, NATIONAL ASSOCIATION


                                 By:  /s/JAMES T. CHESTER, III
                                      James T. Chester, III

                                 Title:  Assistant Vice President


Address:
420 North 20th Street
Birmingham, AL  35203
Attn: James T. Chester, III
Telecopy:  (205) 254-8270










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]











                                  FIRST UNION NATIONAL BANK



                                 By:  /s/MAYLA THOM
                                      Mayla Thom

                                 Title:  Vice President




Address:
150 4th Avenue North
Nashville, TN  37219
Attn: Greg Bowers, Senior Vice President
Telecopy:  (615) 251-9236










                   [SIGNATURE PAGE TO CREDIT AGREEMENT]











                                  THE CHASE MANHATTAN BANK

                                 By:  /s/JAMES A. KNIGHT
                                      James A. Knight

                                 Title:  Vice President



Address:
111 West 40th Street, 10th Floor
New York, NY  10018
Attn: James A. Knight
Telecopy:  (212) 403-5122









                   [SIGNATURE PAGE TO CREDIT AGREEMENT]













LIST OF OMITTED EXHIBITS AND SCHEDULES


Exhibit A      - Form of Assignment and Acceptance
Exhibit C      - Form of Subsidiary Guaranty Agreement
Exhibit F      - Borrower's Counsel Opinion
Exhibit G      - Form of Closing Certificate
Exhibit H      - Officer's Compliance Certificate

Schedule 1.1   - Commitments
Schedule 6.01  - Subsidiaries
Schedule 6.05  - Litigation
Schedule 6.08  - Environmental Matters
Schedule 6.11  - Burdensome Restrictions
Schedule 6.12  - Taxes
Schedule 6.13  - Material Subsidiaries
Schedule 6.15  - ERISA Matters
Schedule 6.16  - Intellectual Property
Schedule 6.18  - Existing Debt
Schedule 6.20  - Intercompany Advances
Schedule 6.21  - Labor Matters
Schedule 6.22  - Payment and Dividend Restrictions
Schedule 8.01  - Liens
Schedule 8.03  - Investments






                              EXHIBIT B


                    FORM OF REVOLVING CREDIT NOTE



$ _______________________                                March _____, 1998


     FOR VALUE RECEIVED, the undersigned THE DIXIE GROUP, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of _________________________, a ____________ banking corporation (the
"Lender"), at the Payment Office of the Administrative Agent as provided in the Credit Agreement (as hereinafter defined) on the Revolving Loan Termination Date or sooner should this Note be declared immediately due and payable as hereafter provided, the principal sum of __________________________________________ ($________________), or so much thereof as shall have been advanced hereunder and remain outstanding, plus all accrued and unpaid interest thereon.

     The Borrower agrees to pay interest on the principal amount advanced hereunder from the date of the advance until paid as provided in the Credit Agreement dated as of even date herewith among the Borrower, SunTrust Bank, Atlanta, individually and as Administrative Agent, NationsBank, N.A., individually and as Documentation Agent, and the lenders from time to time party thereto (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement"). All payments of principal and interest hereunder shall be made in United States Dollars and in immediately available funds.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits and security as provided in the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

     Upon the occurrence and during the continuation of any Event of Default, the Revolving Loan Commitment may be terminated and the entire unpaid principal balance advanced hereunder and all accrued interest may become immediately due and payable in the manner and with the effect provided in the Credit Agreement, and the Lender may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

     This Note may be prepaid in whole or in part on the terms and provisions set forth in Section 2.10(a) and 4.06 of the Credit Agreement and is subject to mandatory reduction and prepayment as provided in Section
2.11 of the Credit Agreement.

     TIME IS OF THE ESSENCE OF THIS NOTE. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

     This Note evidences "Senior Indebtedness" as that term is defined in the notes issued pursuant to the Senior Subordinated Note Agreement and as defined in the Subordinated Convertible Debentures.

     This Note has been delivered in Atlanta, Georgia and shall be governed by and construed under the laws of Georgia without giving effect to principles of conflicts of laws.

     PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

     Executed under hand and seal of the Borrower on the date first above written.

                                  THE DIXIE GROUP, INC.


                                  By:________________________________
                                   Title:____________________________



                                  Attest:____________________________
                                   Title:____________________________

                                               [CORPORATE SEAL]




                              EXHIBIT D


                          FORM OF TERM NOTE



$ _______________________                                March _____, 1998


     FOR VALUE RECEIVED, the undersigned THE DIXIE GROUP, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of ____________________, a _______________ banking corporation (the "Lender"), at the Payment Office of the Administrative Agent as provided in the Credit Agreement (as hereinafter defined), the principal sum of ____________________________________________ ($________________), payable in quarterly installments in accordance with Section 3.02 of the Credit Agreement, with a final payment due and payable on the Maturity Date, when all unpaid principal and accrued interest shall be due and payable in full.

     In addition to principal, the Borrower agrees to pay interest on the outstanding principal balance from the date funds are advanced until paid at the interest rates as provided in the Credit Agreement dated as of even date herewith among the Borrower, SunTrust Bank, Atlanta, individually and as Administrative Agent, NationsBank, N.A., individually and as Documentation Agent and the lenders from time to time party thereto (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement"). All payments of principal and interest hereunder shall be made in United States dollars and in immediately available funds.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits and security as provided in the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

     Upon the occurrence and during the continuation of any Event of Default as provided in the Credit Agreement, the Term Loan Commitment of the Lender may be terminated and the entire unpaid principal amount hereof and all accrued interest thereon may become immediately due and payable in the manner and with the effect provided in the Credit Agreement, and Lender may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

     This Note may be voluntarily prepaid in whole or in part on the terms and provisions set forth in Section 4.06 of the Credit Agreement and is subject to mandatory prepayment as provided in Section 3.03 of the Credit Agreement.

     TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

     This Note evidences "Senior Indebtedness" as that term is defined in the notes issued pursuant to the Senior Subordinated Note Agreement and as defined in the Subordinated Convertible Debentures.

     This Note has been delivered in Atlanta, Georgia and shall be governed by and construed under the laws of Georgia without giving effect to principles of conflicts of laws.

     PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

     Executed under hand and seal of the Borrower on the date first above written.

                                  THE DIXIE GROUP, INC.


                                  By:________________________________
                                   Title:____________________________



                                  Attest:____________________________
                                   Title:____________________________

                                               [CORPORATE SEAL]




                              EXHIBIT E


                       FORM OF SWING LINE NOTE



$ _______________________                                March _____, 1998


     FOR VALUE RECEIVED, the undersigned THE DIXIE GROUP, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of _________________________, a ____________ banking corporation (the "Swing
Line Lender"), at the Payment Office of the Administrative Agent as provided in the Credit Agreement (as hereinafter defined) on the Revolving Loan Termination Date or sooner should this Note be declared immediately due and payable as hereafter provided, the principal sum of ___________________________________________ ($________________), or so much thereof as shall have been advanced hereunder and remain outstanding, plus all accrued and unpaid interest thereon.

     The Borrower agrees to pay interest on the principal amount advanced hereunder from the date of the advance until paid as provided in the Credit Agreement dated as of even date herewith among the Borrower, SunTrust Bank, Atlanta, individually and as Administrative Agent, NationsBank, N.A., individually and as Documentation Agent, and the lenders from time to time party thereto (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement"). All payments of principal and interest hereunder shall be made in United States Dollars and in immediately available funds.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of said terms and provisions.
This Note is entitled to the benefits and security as provided in the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

     Upon the occurrence and during the continuation of any Event of Default, the Swing Line Subcommitment may be terminated and the entire unpaid principal balance advanced hereunder and all accrued interest may become immediately due and payable in the manner and with the effect provided in the Credit Agreement, and the Lender may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

     This Note may be prepaid in whole or in part on the terms and provisions set forth in Section 4.06 of the Credit Agreement.

     TIME IS OF THE ESSENCE OF THIS NOTE. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

     This Note evidences "Senior Indebtedness" as that term is defined in the notes issued pursuant to the Senior Subordinated Note Agreement and as defined in the Subordinated Convertible Debentures.

     This Note has been delivered in Atlanta, Georgia and shall be governed by and construed under the laws of Georgia without giving effect to principles of conflicts of laws.

     PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

     Executed under hand and seal of the Borrower on the date first above written.

                                  THE DIXIE GROUP, INC.


                                  By:________________________________
                                   Title:____________________________



                                  Attest:____________________________
                                   Title:____________________________


                                               [CORPORATE SEAL]